As filed with the Securities and Exchange Commission on February 12, 2008 (Registration No. __________)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	EMERALD DAIRY INC.
(Name of small business issuer in its charter)

Nevada	2020	80-0137632
(State or jurisdiction of incorporation or organization)	(primary standard industrial classification code number)	(I.R.S. Employer Indentification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190 (703) 867-9247
(Address and telephone number of principal executive offices and place of business)

Shu Kaneko Chief Financial Officer 11990 Market Street, Suite 205 Reston, Virginia 20190 Tel: (703) 867-9247 Fax: (678) 868-0633
(Name, address and telephone number of agent for service)

	Copies of all communications to:

	Jeffrey A. Rinde, Esq. Hodgson Russ, LLP 1540 Broadway, 24th Floor New York, NY 10036 Tel: (212) 751-4300 Fax: (212) 751-0928

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock (2)	6,885,182	$1.63	$11,222,846	$441.06
Common stock underlying warrants, exercisable at $0.94 per share (3)	373,334	$0.94	$350,934	$13.79
Common stock underlying warrants, exercisable at $1.50 per share (3)	1,333,333	$1.50	$2,000,000	$78.60
Common stock underlying warrants, exercisable at $2.04 per share (3)	1,374,230	$2.04	$2,803,429	$110.17
Common stock underlying warrants, exercisable at $3.26 per share (3)	4,907,973	$3.26	$15,999,991	$628.80
Total	14,874,052		$32,377,200	$1,272.42

(1) Pursuant to Rule 416, the shares being registered include an indeterminate number of additional shares of common stock that may be issuable with respect to the shares being registered as a result of stock splits, stock dividends and similar changes as well as anti-dilution provisions applicable to the preferred stock and warrants.

(2) Pursuant to Rule 457(c) under the Securities Act, the offering price should be equal to the average of the bid and asked prices of the Company’s common stock as reported on the OTC Bulletin Board as of a date within five business days prior to the filing of this registration statement. However, since there has been no "public market" for the Company’s common stock during the past five years, the Company has valued its shares of common stock at $1.63 per share, based upon the price per share at which the Company sold 4,907,973 shares of its common stock in a private offering in October 2007.

(3) Consists of shares of common stock issuable upon exercise of warrants that are being registered for the benefit of certain selling shareholders. The offering price represents the higher of: (a) the exercise prices of the warrants, and (b) the offering price of securities of the same class as the common stock underlying the warrants calculated in accordance with Rule 457(c), for the purpose of calculating the registration fee pursuant to Rule 457(g).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

Subject to completion, dated February 12, 2008

EMERALD DAIRY INC.
14,874,052 SHARES OF COMMON STOCK

This prospectus relates to disposition of up to 14,874,052 shares of our common stock, or interests therein, by the selling stockholders referred to in this prospectus or their transferees. The shares covered by this prospectus include:

●	6,885,182 shares held by the selling stockholders; and

●	7,988,870 shares issuable upon exercise of warrants held by the selling stockholders.

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock, or interests therein, covered by this prospectus. However, we will receive gross proceeds of approximately $21,154,354 if the warrants are exercised for cash. Any proceeds received by us from the cash exercise of the warrants will be used for general corporate purposes.

Our common stock is traded in the over-the-counter market and prices are quoted on the OTC Bulletin Board under the symbol “EMDY.OB”. On February 11, 2008 the last reported sale price for our common stock was $12.00, however there is currently only a limited trading market in our common stock and we do not know whether an active trading market will develop. The selling stockholders, or their transferees may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time or sale, or at negotiated prices.
________________________________________

INVESTING IN OUR STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.
________________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
______________________________________

The date of this prospectus is February __, 2008

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To fully understand this offering, you should read the entire prospectus carefully, including the more detailed information regarding the Company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, "we", "us" and "our", refer to Emerald Dairy Inc. and its wholly-owned subsidiary American International Dairy Holding Co., Inc., unless the context otherwise requires. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending December 31st. EXCEPT AS SPECIFICALLY INDICATED OTHERWISE, WE HAVE ADJUSTED ALL REFERENCES TO OUR COMMON STOCK IN THIS PROSPECTUS TO REFLECT THE EFFECT OF A 1-FOR-40 REVERSE STOCK SPLIT ON JUNE 25, 2007.

Our Company

As the Chinese government has recognized that the dairy industry is crucial to the country’s economy, milk and dairy products have also become an accepted daily necessity in the life of Chinese people. As a result, the dairy market is one of the fasted growing markets in China, growing at annual rate of approximately 15% - 20%.

Out of approximately 1,500 dairy producers in China, the Company is one of only 97 that have received licenses from the government, and ranks in the top 15% of the industry. In 2006, the Company’s sales volume reached 4,714 tons, occupying 1.78% of the market.

The Company’s products are milk powder, soybean milk powder and rice cereal, falling into fall into two brands: “Xing An Ling,” which is designed for low-end customer, and “Yi Bai”, which is designed for middle and high-end customer. All of the business of AIDH is conducted through its wholly-owned Chinese subsidiaries Heilonjiang Xing An Ling Dairy Co. Limited (“XAL”) and Heilongjiang Beian Nongken Changxing Lvbao Dairy Limited Liability Company (“LvBao”).

Corporate Information

We were incorporated under the name Micro-Tech Identification Systems, Inc. pursuant to the laws of the State of Nevada on September 24, 1986. For the past several years, the Company’s primary business operations have involved seeking the acquisition of assets, property, or businesses that may be beneficial to the Company and its shareholders.

On October 9, 2007, American International Dairy Holding Co., Inc., a Nevada corporation (“AIDH”) became a wholly-owned subsidiary of the Company, when it merged with the Company’s wholly-owned subsidiary, which was organized for that purpose. Immediately following the merger, the Company succeeded to the business of AIDH as its sole line of business, and changed its name to Amnutria Dairy Inc. On January 25, 2008, the Company changed its name to Emerald Dairy Inc.

AIDH was organized pursuant to the laws of the State of Nevada on April 18, 2005, for the purpose of acquiring the stock of Heilonjiang Xing An Ling Dairy, Co. On May 30, 2005, AIDH acquired Heilonjiang Xing An Ling Dairy Co. Limited, (“XAL”), a corporation formed on September 8, 2003 in Heilonjiang Providence, The People’s Republic of China. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

Prior to September 23, 2006 XAL owned approximately 57.7% of Heilongjiang Beian Nongken Changxing LvbaoDairy Limited Liability Company (“LvBao”), with the remaining balance being held by AIDH’s sole shareholder. On September 23, 2006, the remaining 42.3% ownership in LvBoa was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes.

All of the business of AIDH is conducted through AIDH's wholly-owned subsidiary, XAL, and XAL's subsidiary, LvBao.

The Company’s offices are located at 11990 Market Street, Suite 205, Reston, Virginia 20190, telephone number (703) 867-9247.

THE OFFERING
Common Stock Offered by the Company	None
Common Stock Offered by the Selling Stockholders

Up to 14,874,052 shares of our common stock, including: (i) up to 6,885,182 shares of issued and outstanding common stock, (i) up to 373,334 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $0.94 per share, (ii) up to 1,333,333 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $1.50 per share, (iii) up to 1,374,230 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $2.04 per share, and (iv) up to 4,907,973 shares issuable upon exercise of warrants held by the selling stockholders, at an exercise price of $3.26 per share.

Common Stock Outstanding Prior to this Offering	29,296,832 shares
Common Stock Outstanding after this Offering	37,285,702 shares
Use of Proceeds	We will not receive any proceeds from this offering
Symbol for our Common Stock	“EMDY.OB”

Risk Factors

We urge you to read the "Risk Factors" section beginning on page 5 of this prospectus so that you understand the risks associated with an investment in our common stock.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following tables set forth our summary historical financial information. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Statement of Operations

	For the Nine Months Ended September 30,		For the Fiscal Year Ended December 31,
	2007	2006	2006	2005
Sales	$20,971,555	$11,882,757	$18,816,499	$7,905,630
Cost of Goods Sold	13,853,290	7,579,002	12,102,136	5,426,160
Gross Profit	7,118,265	4,303,755	6,714,363	2,479,470
Selling Expenses	3,427,327	2,480,812	3,481,631	1,385,626
Administrative Expenses	558,105	333,309	485,870	246,726
Depreciation and Amortization	36,844	26,446	37,915	22,712
Total Operating Expenses	4,022,276	2,840,567	3,978,416	1,655,064
Total Other (Expense)	(10,453)	(3,955)	(3,973)	(23,587)
Provision for Income Tax	(148,594)	(36,434)	(39,349)	(77,669)
Net Income	$2,936,942	$1,422,799	$2,692,625	$723,150
Basic and Diluted Earnings Per Share	$0.12	$0.57	$0.11	$0.03
Basic and Diluted Weighted Average Shares outstanding	24,999,970	2,499,970	24,999,970	24,999,970

Consolidated Balance Sheet Data

	As at September 30,	As at December 31,
	2007	2006	2005
Cash and cash equivalents	$3,795,003	$641,164	$318,594
Total current assets	$11,650,939	$6,453,175	$2,486,935
Property and equipment, net	$2,353,322	$1,758,884	$1,233,720
Total assets	$14,004,261	$8,212,059	$3,720,655
Total current liabilities	$5,335,588	$2,692,800	$1,037,910
Total stockholders' equity	$8,668,673	$5,519,259	$2,682,745

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the following important risks and uncertainties before buying shares of our common stock in this offering. If any of the damages threatened by any of the following risk factors actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment.

Risks Related to the Company’s Business

The Company’s products may not achieve market acceptance.

Achieving market acceptance for the Company’s products will require substantial marketing efforts and the expenditure of significant funds. There is substantial risk that the market may not accept or be receptive to the Company’s products. Market acceptance of the Company’s current and proposed products will depend, in large part, upon the Company’s ability to inform potential customers that the distinctive characteristics of the Company’s products make them superior to competitive products and justify their pricing. The Company’s current and proposed products may not be accepted by consumers or able to compete effectively against other premium or non-premium dairy products. Lack of market acceptance would limit the Company’s revenues and profitability.

The Company depends on supplies of raw milk and other raw materials, a shortage of which could result in reduced production and sales revenues for the Company.

Raw milk is the primary raw material the Company use to produce its products. As the Company pursues its growth strategy, the Company expects its raw milk demands to continue to grow. Because the Company does not own any dairy cows, it sources its raw milk primarily from the Company’s milk collection centers. The milk collection centers depend on individual dairy farmers and dairy farms in their vicinity who own the dairy cows to bring the dairy cows to the milk collection centers for milking on a daily basis. In some instances, the Company has also entered into output contracts with individual farmers and dairy farms to supplement its raw milk supplies.

The Company cannot guarantee that the milk collection centers will be able to maintain a consistent supply of raw milk to accommodate the Company’s present or expected future needs. The raw milk supply available from milk collection centers is dependent on and limited by the desire and ability of individual dairy farmers and dairy farms supplying them to ensure that their cows continuously produce raw milk of a sufficient quantity, and for that quantity to continue to increase. In order to meet the Company’s projected needs, the Company expects that it will need to continue to increase the number of milk collection centers from which the Company sources its raw milk. The Company cannot assure you that it will be able to establish relationships with additional milk collection centers or that there will be sufficient supplies of raw milk from individual dairy farmers and diary farms provided to any milk collection centers. The security of the Company’s raw milk supply is also limited by the ability of the individual farmers and dairy farms to provide raw milk of a sufficient quantity to meet both the Company’s quality control guidelines as well as those imposed by Chinese law.

Raw milk production is, in turn, influenced by a number of factors that are beyond the Company’s control including, but not limited to, the following:

• seasonal factors, with dairy cows generally producing more milk in temperate weather as opposed to cold or hot weather and extended unseasonably cold or hot weather potentially leading to lower than expected production;

• environmental factors, with the volume and quality of milk produced by dairy cows closely linked to the quality of the nourishment provided by the environment around them; and

• governmental agricultural and environmental policy, with government grants, subsidies, provision of land, technical assistance and other agricultural and environmental policies having a direct effect on the viability of individual dairy farmers and dairy farms, and the numbers of dairy cows and quantities of milk they are able to produce.

The Company also sources large volumes of raw materials from suppliers. Interruption to or a shortage in the supply of raw milk or any other raw materials could result in the Company being unable to operate its production facilities at full capacity or, if the shortage is severe, at any production level at all, thereby leading to reduced revenues or production output and sales.

Changing consumer preferences make demand for the Company’s products unpredictable.

The Company is subject to changing consumer preferences and nutritional and health-related concerns. The Company’s business could be affected by certain consumer concerns about dairy products, such as the fat, cholesterol, calorie, sodium and lactose content or contamination of such products. A significant percentage of customers in China are lactose intolerant, and may therefore prefer other beverages. The Company could become subject to increased competition from companies whose products or marketing strategies address these consumer concerns more effectively.

Adverse medical research relating to milk and demand for milk could decrease the demand for the Company’s products.

Periodically, medical and other studies are released and announcements by medical and other groups are made which raise concerns over the healthfulness of cow’s milk in the human diet. A study may be published or an announcement made concerning the healthfulness of cow’s milk which may result in a decrease in demand for dairy products in China.

The Company’s planned growth may require more raw milk than is available and could diminish the quality of its dairy products.

The supply of raw milk may be insufficient to meet demand which would limit the Company’s growth. Moreover, as the Company attempts to implement its growth strategy, it may become difficult to maintain current levels of quality control. Thus, concerns over quality control could also limit the Company’s growth. The raw milk used in the Company’s products is supplied to it by numerous local farms under output contracts. The supply of raw milk from local farms may not be sufficient to meet increased demand for the Company’s products associated with its proposed marketing efforts. Also, increased production to meet demand may compromise quality. An inadequate supply of raw milk, coupled with concern over quality control, could limit the Company’s ability to grow, cause its earnings to decline and make its business less profitable.

Possible volatility of raw milk costs makes the Company’s operating results difficult to predict, and a steep cost of increase could cause its profits to diminish significantly.

The policy of China since the mid-1990s has focused on moving the industry in a more market-oriented direction. These reforms have resulted in the potential for greater price volatility relative to past periods, as prices are more responsive to the fundamental supply and demand aspects of the market. These changes in China’s dairy policy could increase the risk of price volatility in the dairy industry, making the Company’s net income difficult to predict. Also, if prices are allowed to escalate sharply, the Company’s costs will rise, which will lead to a decrease in profits.

The loss of any of the Company’s key executives could cause an interruption of its business and an increase in its expenses if the Company is forced to recruit a replacement; The Company has no key-man life insurance covering these executives.

The Company is highly dependent on the services of Yang Yong Shan, its President and Chief Executive Officer, and the loss of his services would have a material adverse impact on the Company’s operations. This individual has been primarily responsible for the development of the Company and the development and marketing of its products. The Company has not applied for key-man life insurance on the lives of this executive but may do so in the future.

The milk business is highly competitive and, therefore, the Company faces substantial competition in connection with the marketing and sale of its products.

In general, milk products are price sensitive and affected by many factors beyond the Company’s control, including changes in consumer tastes, fluctuating commodity prices and changes in supply due to weather, production, feed costs and natural disasters. The Company’s products compete with other premium quality dairy brands as well as less expensive, non-premium brands. The Company’s milk faces competition from non-premium milk producers distributing milk in its marketing area and other milk producers packaging their milk in glass bottles, and other special packaging, which serve portions of the Company’s marketing area. Most of the Company’s competitors are well established, have greater financial, marketing, personnel and other resources, have been in business for longer periods of time than the Company, and have products that have gained wide customer acceptance in the marketplace. The largest competitors of the Company are state-owned dairies owned by the government of China. Large foreign milk companies have also entered the milk industry in China. The greater financial resources of such competitors will permit them to procure retail store shelf space and to implement extensive marketing and promotional programs, both generally and in direct response to advertising claims by the Company. The milk industry is also characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns. The Company may be unable to compete successfully or its competitors may develop products which have superior qualities or gain wider market acceptance than the Company’s.

Lack of property and general liability insurance expose the Company to the risk of loss of its property as well as liability risks in the event of litigation against the Company.

The Company and its subsidiaries do not carry any property insurance, general liability insurance, or any other insurance that cover the risks of its business operations. As a result, any material loss or damage to the Company’s properties or other assets could lead to an increase in costs to replace or repair lost or damaged property and, possibly, a decline in revenues from lost use of the lost or damaged property. Also, personal injuries arising from the Company’s business operations, could significantly increase its costs for attorneys' fees as well as the payment of any damages arising out of the litigation. Any of the above would cause lost profits.

As the Company increases the scale of its operations, the Company may be unable to maintain the level of quality it currently attains by producing its products in small batches.

The Company’s products are manufactured in small batches with milk from the farms of local farmers. The Company may be unable to maintain the quality of its dairy products at increased levels of production. Increased production levels may cause the Company to modify its current manufacturing methods and will necessitate the use of milk from other additional sources. A decline in the quality of the Company’s products could damage its business, operations and finances.

The Company faces the potential risk of product liability associated with food products.

The Company faces the risk of liability in connection with the sale and consumption of milk products and soybean products should the consumption of such products cause injury, illness or death. Such risks may be particularly great in a company undergoing rapid and significant growth. The Company currently maintains no product liability insurance. Any insurance which the Company may obtain in the future may be insufficient to cover potential claims or the level of insurance coverage needed may be unavailable at a reasonable cost. A partially or completely uninsured successful claim against the Company would drive up its costs to defend such claim or pay damages and could cause reputational damage which would hurt the Company’s revenues. Either of these results would in turn reduce the Company’s profitability.

The Company’s quarterly revenues, operating results and profitability may vary from quarter to quarter, which may result in stock price volatility.

The Company’s quarterly revenues, operating results and profitability have varied in the past and are likely to vary significantly from quarter to quarter in the future. This may lead to volatility in the Company’s stock price.

Risks Related to Doing Business in China

Changes in China’s political or economic situation could harm the Company and its operational results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage the Company’s operations and profitability. Some of the things that could have this effect are:

• level of government involvement in the economy;

• control of foreign exchange;

• methods of allocating resources;

• balance of payments position;

• international trade restrictions; and

• international conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. The economic reforms in China have been conducted under a tight grip of the Chinese government. As a result of these differences, the Company may not develop in the same way or at the same rate as might be expected if the Chinese economy were similar to those of the OECD member countries.

The Company’s business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. Because most of the Company’s officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against the Company and/or its officers and directors by a shareholder or group of shareholders in the United States. Also, because the Company’s officers will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of the Company’s assets are located in the PRC it would also be extremely difficult to access those assets to satisfy an award entered against the Company in United States court. Moreover, the Company has been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

Recent PRC regulations relating to mergers and acquisitions of domestic enterprises by foreign investors may increase the administrative burden the Company faces and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or New M&A Rule, which became effective on September 8, 2006. The New M&A Rule purports, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

On September 21, 2006, pursuant to the New M&A Rule and other PRC laws and regulations, the CSRC, in its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges (the “Administrative Permits”), including a list of application materials with respect to the listing on overseas stock exchanges by SPVs.

Based on the Company’s understanding of current PRC Laws, the Company believe that the New M&A Rule does not require the Company or its Chinese shareholders or its entities in China to obtain the CSRC approval in connection with the transaction contemplated by the SEA in connection with the Merger because AIDH completed the approval procedures of the acquisition of a majority equity interest in its PRC subsidiary before September 8, 2006 when the New M&A Rule became effective.

There are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, including the New M&A Rule. Accordingly, the Company cannot assure you that PRC government authorities will not ultimately take a view contrary to the Company’s understanding that it does not need the CSRC approval, and PRC government authorities may impose some additional approvals and requirements.

Further, if the PRC government finds that the Company or its Chinese shareholders did not obtain the CSRC approval, which CSRC may think they should have obtained before executing the Merger Agreement, the Company could be subject to severe penalties. The New M&A Rule does not stipulate the specific penalty terms, so the Company is not able to predict what penalties it may face, and how such penalties will affect the Company’s business operations or future strategy.

The Chinese government exerts substantial influence over the manner in which the Company must conduct its business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities and, as a result, the Company is dependent on its relationship with the local government in the province in which the Company operates its business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. The Company’s ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. The Company believes that its operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on the Company’s part to ensure its compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require the Company to divest itself of any interest it then holds in Chinese properties.

Future inflation in China may inhibit the Company’s ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past ten years, the rate of inflation in China has been as high as 20.7% and as low as 2.2%. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for the Company’s products.

Government regulations and environmental matters in China may adversely impact the Company’s business.

The Company’s manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment. These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. The Company makes capital expenditures from time to time to stay in compliance with applicable laws and regulations.

The Company has obtained all permits and approvals and filed all registrations required for the conduct of its business, except where the failure to obtain any permit or approval or file any registration would not have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is in compliance in all material respects with the numerous laws, regulations, rules, specifications and permits, approvals and registrations relating to human health and safety and the environment except where noncompliance would not have a material adverse effect on its business, financial condition and results of operations.

The PRC governmental authorities have not revealed any material environmental liability that would have a material adverse effect on the Company. The Company has not been notified by any governmental authority of any continuing noncompliance, liability or other claim in connection with any of its properties or business operations, nor is the Company aware of any other material environmental condition with respect to any of its properties or arising out of its business operations at any other location. However, in connection with the ownership and operation of the Company’s properties (including locations to which the Company may have sent waste in the past) and the conduct of the Company’s business, the Company potentially may be liable for damages or cleanup, investigation or remediation costs.

No assurance can be given that all potential environmental liabilities have been identified or properly quantified or that any prior owner, operator, or tenant has not created an environmental condition unknown to the Company. Moreover, no assurance can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability or (ii) the current environmental condition of the properties will not be affected by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by third parties unrelated to the Company. State and local environmental regulatory requirements change often.

It is possible that compliance with a new regulatory requirement could impose significant compliance costs on the Company. Such costs could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company may have difficulty establishing adequate management, legal and financial controls in the PRC.

The PRC historically has been deficient in Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. The Company may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, the Company may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Fluctuations in the exchange rate between the Chinese currency and the United States dollar could adversely affect the Company’s operating results.

The functional currency of the Company’s operations in China is "Renminbi". However, results of the Company’s operations are translated at average exchange rates into United States dollars for purposes of reporting results. As a result, fluctuations in exchange rates may adversely affect the Company’s expenses and results of operations as well as the value of its assets and liabilities. Fluctuations may adversely affect the comparability of period-to-period results. Although the Company may use hedging techniques in the future (which it currently does not use), the Company may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could cause the Company’s profits, and therefore its stock prices, to decline.

Changes in foreign exchange regulations in the PRC may affect the Company’s ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit the Company’s ability to use revenues generated in RMB to fund its business activities outside the PRC, or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange, or the SAFE, regulates the conversion of the RMB into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

In addition, on October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”), which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005.

According to Notice 75:

• prior to establishing or assuming control of an offshore company for the purpose of obtaining overseas equity financing with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

• an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

• an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change in the capital of the offshore company that does not involve any return investment, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

In addition, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to Notice 75. The Implementing Rules were promulgated and became effective on May 29, 2007. Such Implementing Rules provide more detailed provisions and requirements regarding the overseas investment foreign exchange registration procedures. However, even after the promulgation of Implementing Rules there still exist uncertainties regarding the SAFE registration for PRC residents’ interests in overseas companies. It remains uncertain whether PRC residents shall go through the overseas investment foreign exchange registration procedures under Notice 75 or Implementing Rules.

As a result, the Company cannot predict how they will affect its business operations following a business combination. For example, the Company’s ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom the Company has no control. In addition, the Company cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. The Company will require all shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, if required by Notice 75, Implementing Rules or other applicable PRC laws and regulations, although the Company has no control over either its shareholders or the outcome of such registration procedures. Such uncertainties may restrict the Company’s ability to implement its business combination strategy and adversely affect its business and prospects following a business combination.

Extensive regulation of the food processing and distribution industry in China could increase the Company’s expenses resulting in reduced profits.

The Company is subject to extensive regulation by China's Agricultural Ministry, and by other county and local authorities in jurisdictions in which its products are processed or sold, regarding the processing, packaging, storage, distribution and labeling of the Company’s products. Applicable laws and regulations governing the Company’s products may include nutritional labeling and serving size requirements. The Company’s processing facilities and products are subject to periodic inspection by national, county and local authorities. The Company believes that it is currently in substantial compliance with all material governmental laws and regulations and maintains all material permits and licenses relating to its operations. Nevertheless, the Company may fall out of substantial compliance with current laws and regulations or may be unable to comply with any future laws and regulations. To the extent that new regulations are adopted, the Company will be required to conform its activities in order to comply with such regulations. The Company’s failure to comply with applicable laws and regulations could subject it to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on the Company’s business, operations and finances.

Limited and uncertain trademark protection in China makes the ownership and use of the Company’s trademarks uncertain.

The Company has obtained trademark registrations for the use of its tradenames “Xing An Ling” and “Yi Bai”, which have been registered with the Trademark Bureau of the State Administration for Industry and Commerce with respect to the Company’s milk products. The Company believes its trademarks are important to the establishment of consumer recognition of its products. However, due to uncertainties in Chinese trademark law, the protection afforded by the Company’s trademarks may be less than it currently expect and may, in fact, be insufficient. Moreover even if it is sufficient, in the event it is challenged or infringed, the Company may not have the financial resources to defend it against any challenge or infringement and such defense could in any event be unsuccessful. Moreover, any events or conditions that negatively impact the Company’s trademarks could have a material adverse effect on its business, operations and finances.

Risks Relating to the Market for the Company’s Common Stock

The requirements of being a public company may strain the Company’s resources and distract management.

As a public company, the Company is subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. These requirements are extensive. The Exchange Act requires that the Company file annual, quarterly and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires that the Company maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. This may divert management’s attention from other business concerns, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Because the Company became public by means of a reverse merger, it may not be able to attract the attention of major brokerage firms.

There may be risks associated with the Company becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive to brokerage firms to recommend the purchase of its Common Stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on the Company’s behalf.

The securities being issued in connection with and following the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of Common Stock and warrants being issued in connection with the Merger, the Offerings, and the other transactions described herein are being issued in reliance on an exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. Consequently, theses securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. As a result, a purchaser who receives any such securities issued in connection with the Merger or the Offerings may be unable to sell such securities at the time, or at the price or upon such other terms and conditions, as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

There is currently no liquid trading market for the Company’s Common Stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s Common Stock. The Company cannot predict how liquid the market for its Common Stock might become. The Company’s Common Stock is currently approved for quotation on the OTC (“over-the-counter”) Bulletin Board. The Company anticipates listing its Common Stock as soon as practicable on either the American Stock Exchange, the New York Stock Exchange, the Nasdaq Capital Market, or a national or other securities exchange, assuming that it can satisfy the initial listing standards for such. The Company currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards or that the Company’s Common Stock will be accepted for listing on any such exchange. Should the Company fail to satisfy the initial listing standards of such exchanges, or its Common Stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of the Company’s Common Stock could suffer, the trading market for its Common Stock may be less liquid, and the Company’s Common Stock price may be subject to increased volatility.

In addition, the price at which the Company’s Common Stock may be sold is very unpredictable because there are very few trades in its Common Stock. Because the Company’s Common Stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.

Failure to comply with internal control attestation requirements could lead to loss of public confidence in the Company’s financial statements and negatively impact its stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, the Company will be required to include in each Annual Report on Form 10-K or 10-KSB beginning with the fiscal year ending December 31, 2007, management’s assessment of the effectiveness of its internal control over financial reporting. Furthermore, beginning with the fiscal year ending on December 31, 2008 the Company’s independent registered public accounting firm will be required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes the Company maintained, in all material respects, effective internal control over financial reporting. As a privately held company prior to the Merger, the Company has not been required to review or assess its internal control procedures. Following the Merger, the Company will be required to modify and apply the disclosure controls and procedures, internal controls and related corporate governance policies to include its current operations. If the Company fails to timely complete the development of its internal controls and management is unable to make this assessment, or, once required, if the independent registered public accounting firm cannot timely attest to this assessment, the Company could be subject to regulatory sanctions and a loss of public confidence in its internal control and the reliability of its financial statements, which ultimately could negatively impact the Company’s stock price.

Any future acquisitions and other material changes in the Company’s operations likely will require the Company to expand and possibly revise its disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If the Company’s efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, the Company could be subject to regulatory sanctions, its reputation may be harmed and its stock price may be adversely affected.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, the Company expects these new rules and regulations to increase its compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public company, the Company also expect that these new rules and regulations may make it more difficult and expensive for it to obtain director and officer liability insurance in the future and the Company may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for the Company to attract and retain qualified persons to serve on its Board of Directors or as executive officers.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of the Company’s securities are offered without engaging a registered broker-dealer, the Company may face claims for rescission and other remedies. If any claims or actions were to be brought against the Company relating to its lack of compliance with the broker-dealer requirements, the Company could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force the Company to expend significant financial resources to defend itself, could divert the attention of the Company’s management from its core business and could harm the Company’s reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on the Company’s reported results and may even affect its reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect the Company’s reported financial results or the way it conducts business.

Concentrated ownership of the Company’s Common Stock creates a risk of sudden changes in its share price.

The sale by any of the Company’s large stockholders of a significant portion of that stockholder’s holdings could have a material adverse effect on the market price of the Company’s Common Stock.

Significant quarterly fluctuation of the Company’s results of operation may increase the volatility of its stock price.

The Company’s results of operations may vary from quarter to quarter due to a variety of factors including, but not limited to, the timing of the closing of acquisitions, the introduction of new products, delays in obtaining government approvals, changes in the Company’s customer base, interruptions in supply by third-party providers, the introduction of new products or technological innovations by the Company’s competitors, loss of key personnel, changes in the pricing or mix of products sold by the Company, changes in sales and marketing expenditures, competitive pricing pressures, expenditures incurred to pursue or contest pending or threatened legal action and the Company’s ability to meet its potential financial covenants. There can be no assurance that the Company will be successful in avoiding losses in any future period. Such fluctuations may result in volatility in the price of the Company’s Common Stock.

The Company’s stock price may be volatile in response to market and other factors.

The market price for the Company’s stock after the Merger may become volatile and subject to price and volume fluctuations in response to market and other factors, including the following, some of which are beyond the Company’s control:

• the increased concentration of the ownership of the Company’s shares by a limited number of affiliated stockholders following the Merger may limit interest in the Company’s securities;

• variations in quarterly operating results from the expectations of securities analysts or investors;

• revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

• announcements of technological innovations or new products or services by the Company or its competitors;

• reductions in the market share of the Company’s products;

• announcements by the Company or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

• general technological, market or economic trends;

• investor perception of the Company’s industry or prospects;

• insider selling or buying;

• investors entering into short sale contracts;

• regulatory developments affecting the Company’s industry; and

• additions or departures of key personnel.

“Penny Stock” rules may make buying or selling the Company’s Common Stock difficult.

Trading in the Company’s Common Stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends the Company’s Common Stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s Common Stock, which could severely limit the market price and liquidity of the Company’s Common Stock.

The Company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

The Company’s Common Stock ownership is highly concentrated. Through his ownership of shares of the Company’s Common Stock, one shareholder beneficially owns 47.4% of its total outstanding Common Stock. As a result of the concentrated ownership of the Company’s stock, a relatively small number of stockholders, acting together, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of the Company. It could also deprive the Company’s stockholders of an opportunity to receive a premium for their shares as part of a sale of the Company and it may affect the market price of the Company’s Common Stock.

A substantial number of shares of the Company’s Common Stock are issuable upon exercise of outstanding warrants, which will substantially reduce the percentage ownership of holders of the Company’s currently outstanding shares of Common Stock.

As of the date hereof, the Company has issued and outstanding a total of 29,296,832 shares of Common Stock. An aggregate of 7,988,870 shares of Common Stock are subject to issuance upon exercise of outstanding warrants. The issuance of these additional shares of Common Stock upon exercise of such outstanding warrants will substantially reduce the percentage equity ownership of holders of shares of the Company’s Common Stock.

The Company has the right to issue up to 10,000,000 shares of "blank check" preferred stock, which may adversely affect the voting power of the holders of other of the Company’s securities and may deter hostile takeovers or delay changes in management control.

The Company may issue up to 10,000,000 shares of preferred stock from time to time in one or more series, and with such rights, preferences and designations as its board of directors may determinate from time to time. To date, the Company’s board of directors has not authorized any class or series of preferred stock. However, the Company’s board of directors, without further approval of its common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of the Company’s preferred stock. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of the Company’s securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

The Company has not paid, and does not intend to pay, cash dividends in the foreseeable future.

The Company has not paid any cash dividends on its Common Stock and does not intend to pay cash dividends in the foreseeable future. The Company intends to retain future earnings, if any, for reinvestment in the development and expansion of its business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which the Company may issue. Any future determination to pay cash dividends will be at the discretion of the Company’s board of directors and depend on the Company’s financial condition, results of operations, capital and legal requirements and such other factors as the Company’s board of directors deems relevant.

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus are not statements of historical or current fact. As such, they are "forward-looking statements" based on our current expectations, which are subject to known and unknown risks, uncertainties and assumptions. They include statements relating to:

•	future sales and financings;

•	the future development of our business;

•	our ability to execute our business strategy;

•	projected expenditures; and

•	the market for our products.

You can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are not predictions. Actual events or results may differ materially from those suggested by these forward-looking statements. In evaluating these statements and our prospects generally, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors are set forth under "Risk Factors" in this prospectus and in our periodic filings made with the SEC.

USE OF PROCEEDS

Each of the selling stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We will not receive any of the proceeds from the sale or other disposition of the shares common stock, or interests therein, covered by this prospectus. The shares covered by this prospectus are, either issued and outstanding or issuable upon exercise of common stock purchase warrants. Upon the exercise of warrants by payments of cash, we will receive the exercise price of the warrants of approximately $21,154,354 in aggregate if all warrants are exercised. To the extent that we receive cash upon the exercise of the warrants, we expect to use that cash for general corporate purposes.

We used the proceeds from our prior sale of the shares to the selling stockholders for general working capital to fund continuing operations.

MARKET INFORMATION

The Company’s Common Stock is quoted on the OTC Bulletin Board of the Financial Industry Regulatory Authority (“FINRA”). Through October 9, 2007, the Company’s trading symbol was "MCTC." As of October 9, 2007, the Company changed its name to Amnutria Dairy Inc. and was assigned a new trading symbol of “AUDY.” On January 25, 2008, the Company changed its name to Emerald Dairy Inc. and received a new trading symbol of “EMDY.”

There has been a limited "public market" for shares of our Common Stock. No assurance can be given that any market for our Common Stock will develop or be maintained.

On February 11, 2008, the closing bid price for the common stock on the OTC Bulletin Board was $12.00. The source of this information was the OTC Bulletin Board. This quotation reflects inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the real estate market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of February 11, 2008, there were approximately 189 stockholders of record of the Company’s Common Stock.

Dividends

The Company has not paid any dividends since inception and does not anticipate paying any dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings of our business for use in the operation of our business. The declaration, payment and amount of future dividends, if any, will depend upon our future earnings, results of operations, financial position and capital requirements, among other factors, and will be at the sole discretion of our Board of Directors.

Securities Authorized For Issuance Under Equity Compensation Plan

Securities Authorized for Issuance Under Equity Compensation Plan

We do not have any stock option, bonus, profit sharing, pension or similar plan. However, we may adopt such a plan in the future to attract and retain members of management or key employees.

CAPITALIZATION

The following table sets forth our capitalization on an actual basis as of September 30, 2007:

as of September 30, 2007
Actual
Common stock - authorized 100,000,000 shares, $0.001 par value; issued and outstanding, 29,296,832 shares	25,000
Additional paid-in capital	994,881
Accumulated other comprehensive income	470,093
Retained earnings	7,178,699
Total Stockholders' equity	8,668,673
Total Capitalization	8,668,673

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited consolidated financial statements and the related notes thereto. Our fiscal year ends on September 30, and each of our fiscal quarters ends on the final day of each of December March and June. The following discussion contains forward-looking statements. Please see "Forward-Looking Statements" for a discussion of uncertainties, risks and assumptions associated with these statements.

Recent Developments

Prior to October 9, 2007, the Company was a public shell company, as defined by Securities Act Rule 405 and Exchange Act Rule 12b-2, without material assets or activities. On October 9, 2007, the Company completed a reverse merger, pursuant to which the Company’s wholly-owned subsidiary merged with and into a private company, American International Dairy Holding Co., Inc. (“AIDH”), with such private company being the surviving company. In connection with this reverse merger, the Company discontinued its former business and succeeded to the business of AIDH as its sole line of business. For financial reporting purposes, AIDH, and not the Company, is considered the accounting acquirer. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of AIDH and do not include the Company’s historical financial results.

Simultaneously with the Merger, the Company closed two private offering of units of its securities in which it sold (a) 1,333,333 units of its securities to one purchaser, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 shares of Common Stock, at an exercise price of $0.94 per share, and (iii) two-year warrants to purchase 1,333,333 shares of Common Stock, at an exercise price of $1.50 per share, for an aggregate purchase price of $1,000,000 (the “First Offering”); and (b) 2,061,227 units of its securities to additional purchasers, consisting of (i) 2,061,227 shares of Common Stock, (ii) 412,245 Class A Warrants, and (iii) 2,061,227 Class B Warrants, for an aggregate purchase price of $3,359,800 (the “Initial Placement of the Second Offering”).

Upon the consummation of the Merger, and the closing of the Initial Placement of the Second Offering, the Company entered into a Share Repurchase Agreement with a shareholder, pursuant to which the Company repurchased 1,944,444 shares of its issued and outstanding Common Stock from such shareholder for an aggregate purchase price of $3,169,444 (the “Repurchase Transaction”). The repurchased shares have been returned to treasury stock.

On October 19, 2007, the Company closed an additional private offering of units of its securities in which it sold 2,846,746 units of its securities to additional purchasers, consisting of (i) 2,846,746 shares of Common Stock, (ii) 569,346 additional Class A Warrants, and (iii) 2,846,746 additional Class B Warrants, for an aggregate purchase price of $4,640,200 (the “Additional Placement of the Second Offering,” and together with the Initial Placement of the Second Offering, the “Second Offering”).

Following the Merger, the First Offering, the Second Offering and the Repurchase Transaction, the Company had 29,296,832 shares of Common Stock issued and outstanding.

Overview

As the Chinese government has recognized that the dairy industry is crucial to the country’s economy, milk and dairy products have also become an accepted daily necessity in the life of Chinese people. As a result, the dairy market is one of the fasted growing markets in China, growing at annual rate of approximately 15% - 20%.

Out of approximately 1,500 dairy producers in China, the Company is one of only 97 that have received licenses from the government, and ranks in the top 15% of the industry. In 2006, the Company’s sales volume reached 4,714 tons, occupying 1.78% of the market.

The Company’s products are milk powder, soybean milk powder and rice cereal, falling into fall into two brands: “Xing An Ling,” which is designed for low-end customer, and “Yi Bai”, which is designed for middle and high-end customer. All of the business of AIDH is conducted through its wholly-owned Chinese subsidiaries Heilonjiang Xing An Ling Dairy Co. Limited (“XAL”) and Heilongjiang Beian Nongken Changxing Lvbao Dairy Limited Liability Company (“LvBao”).

Results of Operations

Nine-Month Period Ended September 30, 2007 Compared to the Nine-Month Period Ended September 30, 2006

Sales. Sales increased by $9,088,798, or approximately 76.5%, from $11,882,757 in the nine months ended September 30, 2006 to $20,971,555 for the nine months ended September 30, 2007. This increase was due primarily to expanding market areas and increased popularity of the Company’s products in mainland China.

Cost of Goods Sold. Cost of goods sold increased by $6,274,288, or approximately 82.8%, from $7,579,002 in the nine months ended September 30, 2006 to $13,853,290 for the nine months ended September 30, 2007. This increase was due to the increases in sales and direct materials cost, direct labor cost and manufacturing overhead.

Selling Expenses. Selling expenses increased by $946,515, or approximately 38.2%, from $2,480,812 in the nine months ended September 30, 2006 to $3,427,327 for the nine months ended September 30, 2007. The principal reasons for the increase were substantial increases in advertising expense, promotional expenses, distribution salaries, and transportation expense which were incurred to expand market areas.

Administrative Expenses. Administrative expenses increased by $224,796, or approximately 67.4%, from $333,309 in the nine months ended September 30, 2006 to $558,105 for the nine months ended September 30, 2007. The principal reason for the increase was mainly due to increases in office expenses and staff salaries.

Depreciation and Amortization Expense. Depreciation and amortization expense increased by $10,398, or approximately 39.3%, from $26,446 in the nine months ended September 30, 2006 to $36,844 for the nine months ended September 30, 2007. This increase is due primarily to the purchase of capital equipment to support the Company’s customer growth.

Provision for Income Taxes. Provision fro income taxes increased by $112,160, or approximately 307.8%, from $36,434 in the nine months ended September 30, 2006 to $148,594 for the nine months ended September 30, 2007. This increase is due primarily to increase in net income for the period.

Net Income. Net income increased by $1,514,143, or approximately 106.4%, from $1,422,799 in the nine months ended September 30, 2006 to $2,936,942 for the nine months ended September 30, 2007. This increase in net income is attributable primarily to the increase in sales, partially offset by increases in cost of goods sold and operating expenses.

Fiscal Year Ended December 31, 2006 Compared to Fiscal Year Ended December 31, 2005

Sales. Sales increased by $10,910,869, or approximately 138.0%, from $7,905,630 in fiscal year ended December 31, 2005 to $18,816,499 for the fiscal year ended December 31, 2006. This increase was due primarily to expanding market areas and increased popularity of the Company’s products in mainland China.

Cost of Goods Sold. Cost of goods sold increased by $6,675,976, or approximately 123.1%, from $5,426,160 in fiscal year ended December 31, 2005 to $12,102,136 for the fiscal year ended December 31, 2006. This increase was due to increases the 138% increase in sales and the direct costs associated with that increase.

Selling Expenses. Selling expenses increased by $2,096,005, or approximately 151.3%, from $1,385,626 in fiscal year ended December 31, 2005 to $3,481,631 for the fiscal year ended December 31, 2006. The principal reasons for the increase were substantial increases in advertising expense, promotional expenses, distribution salaries, and transportation expense which were incurred to expand market areas.

Administrative Expenses. Administrative expenses increased by $212,144, or approximately 86.0%, from $246,726 in fiscal year ended December 31, 2005 to $458,870 for the fiscal year ended December 31, 2006. The principal reason for the increase was mainly due to increases in office expenses and staff salaries.

Depreciation and Amortization Expense. Depreciation and amortization expense increased by $15,203, or approximately 66.9%, from $22,712 in fiscal year ended December 31, 2005 to $37,915 for the fiscal year ended December 31, 2006. This increase is due primarily to the purchase of capital equipment to support the Company’s customer growth.

Income Taxes. Income taxes decreased by $38,320, or approximately 49.3%, from $77,669 in fiscal year ended December 31, 2005 to $39,349 for the fiscal year ended December 31, 2006. This decrease was due primarily to the increase in net income.

Net Income. Net income increased by $1,969,475, or approximately 272.3%, from $723,150 in fiscal year ended December 31, 2005 to $2,692,625 for the fiscal year ended December 31, 2006. This increase in net income is attributable primarily to the increase in sales and a decrease in income taxes, partially offset by increases in cost of goods sold and operating expenses.

Liquidity and Capital Resources

As of the nine-month period ended September 30, 2007, and the year ended December 31, 2006, the Company had cash and cash equivalents of $3,795,003 and $641,164, respectively. As of the nine-month period ended September 30, 2007, the Company had working capital of approximately $6,315,351, and total stockholders’ equity of $8,668,673. The Company anticipates that it will have adequate working capital in the foreseeable future. However, the Company may wish to borrow additional amounts or sell its securities to raise funds in order to expand and grow its operations. There can be no assurance that that any additional financing will become available to the Company, and if available, on terms acceptable to the Company.

Operating Activities. For the nine months ended September 30, 2007, $1,562,465 was provided by operating activities, compared with $700,462 provided by operating activities for the nine months ended September 30, 2006. The increase in net cash flows provided from operating activities was attributable primarily to an increase in net income of $1,514,143.

Investing Activities. For the nine months ended September 30, 2007, the Company used $689,983 in investing activities, compared with $548,846 used in investing activities for the nine months ended September 30, 2006. This decrease was due primarily to purchase of fixed assets.

Financing Activities. For the nine months ended September 30, 2007, $2,266,667 was provided by financing activities, compared with $117,139 used in financing activities for the nine months ended September 30, 2006. This increase in net cash from financing activities was due to the sale of 2,916,666 shares of the Company’s Common Stock on April 18, 2007.

Based upon the Company’s short term liabilities, the Company believes its cash and cash equivalents are adequate to satisfy the Company’s working capital needs and sustain the Company’s ongoing operations for the next twelve months.

Critical Accounting Policies and Estimates

The Company consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America which require use to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the Company’s financial statements and the reported amounts of revenues and expenses during the reporting periods. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In the Company’s opinion, the condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial position of the Company and the results of operations and cash flows not misleading. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, the Company utilized available information, including the Company’s past history, industry standards and the current economic environment, among other factors, in forming the Company’s estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of the Company’s results of operations to those of companies in similar businesses. The Company believes that of its significant accounting policies, the following may involve a higher degree of judgment and estimation.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries, XAL and LvBao. All inter-company transactions and balances were eliminated.

Foreign Currency

The Company’s principal country of operations is in The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within shareholders’ equity. Translation adjustments for the nine months periods ended September 30, 2007 and 2006 totaled $212,472 and $96,868 respectively.

As of September 30, 2007 and 2006 the exchange rate was 7.5 Yuan and 7.9 Yuan per U.S. Dollar.

Income recognition

Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon customers download prepaid study materials.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable

Taxation

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company does not accrue United States income tax on unremitted earnings from foreign operations as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council which came into effect on January 1, 1994, , income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. XAL enjoyed a 100% exemption from enterprise income taxes starting on January 10, 2006 do it is classification as a “Wholly Foreign Owned Enterprise”. On March 16, 2007, The People’s Republic of China enacted a new Enterprise Income Tax Law, for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to say in place through 2012 with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. This exemption will end on January 10, 2008, at which time XAL will qualify under the current tax structure for a 50% reductions in the statutory enterprise income tax rates for an additional three years. The enterprise income tax expense of $148,594 and $36,434 as of September 30, 2007 and 2006 respectively, were incurred at the LvBao level which is not subject to Wholly Foreign Owned subsidiary rules.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. There were no material timing differences which would give rise to deferred income tax assets or liabilities at September 30, 2007.

A provision has not been made at September 30, 2007 for U.S. or additional foreign withholding taxes on approximately $5,803,000 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current state officials.

Based on all known facts and circumstances and current tax law, the Company believes that the total amount of unrecognized tax benefits as of September 30, 2007, is not material to its results of operations, financial condition or cash flows. The Company also believes that the total amount of unrecognized tax benefits as of September 30, 2007, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the company’s results of operations, financial condition or cash flows.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Recently Issued Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”):

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees . Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effects were required upon The Company’s adoption of SFAS No. 123(R) as the Company had not outstanding share awards as of the date of adoption and has not issued any share based awards during 2006.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. Implementation of FIN 48 has had no material effect on the Company’s financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 had no impact on the Company’s results from operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007. Therefore, the Company anticipates adopting this standard as of January 1, 2008. Management has not determined the effect, if any, the adoption of this statement will have on the Company’s financial condition or results of operations.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on December 31, 2006 and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

Off-Balance Sheet Arrangements

The Company is not a party to any off-balance sheet arrangements.

BUSINESS

Company Background

Micro-Tech was organized pursuant to the laws of the State of Nevada on September 24, 1986. For the past several years, Micro-Tech’s primary business operations have involved seeking the acquisition of assets, property, or businesses that may be beneficial to the Company and its shareholders.

On October 9, 2007, AIDH became a wholly-owned subsidiary of the Company, when it merged with the Company’s wholly-owned subsidiary, which was organized for that purpose. Immediately following the Merger, Micro-Tech succeeded to the business of AIDH as its sole line of business, and changed its name to Amnutria Dairy Inc.

AIDH was organized pursuant to the laws of the State of Nevada on April 18, 2005, for the purpose of acquiring the stock of Heilonjiang Xing An Ling Dairy, Co. On May 30, 2005, AIDH acquired Heilonjiang Xing An Ling Dairy Co. Limited, (“XAL”), a corporation formed on September 8, 2003 in Heilonjiang Providence, The People’s Republic of China. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

Prior to September 23, 2006 XAL owned 57.69% of Heilongjiang Beian Nongken Changxing LvbaoDairy Limited Liability Company (“LvBao”), with the remaining balance being held by AIDH’s sole shareholder. On September 23, 2006, the remaining 42.31% ownership in LvBoa was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes.

All of the business of AIDH is conducted through AIDH's wholly-owned subsidiary, XAL, and XAL's subsidiary, LvBao.

The Company’s offices are located at 2275 Huntington Drive, #278 San Marino, California 91108, telephone number (914) 473-2918.

Industry

The Chinese government has recognized that the dairy industry is not only crucial to reform the structure of agriculture in the country and increase the income of farmers, but also that it is also one of the important measures to improve the diet, health, and overall welfare of the Chinese people. Milk and dairy products have gradually become an accepted daily necessity in the life of Chinese people. As a result, the dairy market is one of the fasted growing markets in China. In 2004, the dairy industry had total revenues of ¥62.52 billion. In 2005, total sales grew by 27.96% to ¥80 billion. In 2006, the dairy industry achieved an annual revenue of ¥87.6 billion. The China Dairy industry has entered into a booming period with annual growth rate of approximately 15% - 20%.

Out of approximately 1,500 dairy producers in China, only 97 have received licenses from the government. In addition, the market is very fragmented. This provides great opportunity for the Company, which is now one of the largest private dairy companies, ranking in the top 15% of the industry. In 2006, the Company’s sales volume reached 4,714 tons, occupying 1.78% of the market.

Products

The Company’s products are milk powder, soybean milk powder and rice cereal. The fall into two brands: (a) “Xing An Ling”, which is designed for low-end customer; and (b) “Yi-bai”, which is designed for middle and high-end customer. The Company has products specifically geared towards different age groups and demographics, as follows:

•
Formula milk powder for infants aged 0 - 6 months old - Specifically designed to provide babies with necessary nutrients such as calcium, selenium, bioactive substance, and more than 20 vitamins and minerals essential for an infant’s growth.

•	Formula milk powder for babies 6 - 12 months old - Specifically designed to help with the development of the brain, intestines, and body’s immunity.

•
Formula for kids’ milk powder for young kids from 1 - 3 years old - Provides children with comprehensive nutritional support at the critical period of their brains development, and, with nucleotide contents close to breast milk’s level, to help boost children’s immunity.

•	Formula for the 3 - 7 years old pre-schoolers - Geared toward children in the growth acceleration period, when breast milk or infant food is gradually substituted with adult foods.

•
Multi-dimensional formula for pregnant women and breast-feeding mothers - Designed for pregnant women who need to supplement themselves with maternal and infant nutrition needed to ensure the health of both mother and infant.

•
High calcium milk powder for those 7 - 22 years old - Designed for the years one spends as a student, it meets the daily nourishment supply standard set by the Chinese Nourishment Academic Association.

•	Zinc, Ferrum and Calcium milk powder for the whole family - Produced in accordance with scientific processes and test standards to supply the body with much needed calcium, ferrum and zinc.

•
High calcium and sugar-free milk powder for the middle-aged and old-aged - Based on the daily dietary nutrient supply standards of the middle-aged and the physiological characteristics of the elderly, as recommended by the Chinese Nutrition Institute.

•	Low fat and high calcium milk powder for ladies - This product was developed in accordance with a woman's physiological characteristics and nutritional needs, to keep woman body fit and healthy.

Production, Supply and Distribution

Production

The Company processes its milk products 20 - 34 hours after the milking time. Other multi-regional dairy enterprises wait up to four days before processing their milk products. One of the Company’s competitive advantages is that it is close to milk sources, which enables the Company to improve the quality of the product and reduce the cost. The time it takes to go from processing the milk to terminal selling of the finished product is only an average of 45 days. Therefore, warehousing cost is reduced and capital turnover rate is enhanced.

The Company strictly supervises resources allotment, purchasing inspection, raw materials check, sales, and customer service, and has already established a consummate quality control process. Five qualified dairy assay experts supervise the whole production process to ensure that the products comply with national standards. The Company has established an advanced bacteria-free laboratory to assay and check each indicator. The Company established professional sanitation, quality control and quality management group to make the production comply with national food & sanitation regulations. The Company also established sanitation, quality, operation, management systems to improve the production and enforce worker’s awareness of sanitation & quality. All workers need go through physical check-up periodically and obtain ‘health certificate’.

In 2004, the Company adopted a method to check the inventory each month, and calculate and carry-over every three months. As a result, inventories and efficiency of the Company’s supply chain are optimized and the operation efficiency of capital is maximized. This is true because inventories are controlled on real time.

The Company established a cost-control center, and formed cost-control systems on working procedure and on each cost-control point. With a normative original date record, the Company requests that each department control production expenses and time, and take responsibility for it. Through cost calculation, the Company makes quantity difference analysis and price difference analysis, and compares and analyzes cost budgets with the prior month’s, so it can gradually cut costs.

The Company’s packaging facility is designed based on the GMP 600,000 level standard of the pharmacy industry and the HACCP standard, and has achieved a obdurate packaging circumstance. The automated intelligent program-controlled packaging line, one of the most advanced packaging lines in Chinese dairy industry, is capable of tinned milk powder packaging. It effectively reduces the touch of workers and avoids second-time contamination. The laboratory, being 300m2 large, is constructed completely according to the GMP standard.

Due to the capital constraint, the company has to produce in small batch to keep the milk fresh. Therefore the Company must store raw milk to satisfy the market demand.

Supply

Chinese milk production mainly concentrates in Inner Mongolia, Heilongjiang, Sichuan, etc. The Company’s production is based in farms along the Bei'an long river in Heilongjiang, located in southwest of Xiaoing’anling, 47 degrees north latitude. The land sits on one of the only three black plates in the world, giving it the unique soil, vegetation, climate and ecological environment best for the growth of the quality cows. It is recognized as the premium cow raising belt internationally. Bei’an’s grassland area amounts to 285 acres, raising more than 24,000 cows, with the milk production of 72,000 tons annually. The local government plans to increase the cows in stock to 40,000 in three years when the capacity could reach 144,000 tons. With such fresh milk as raw materials, the Company could maintain its product as a natural, clean and green food.

Although domestic dairy enterprises have attached great importance to the milk source construction, few of them raise cows themselves. Most fresh milk supply comes from local farmers, which are relatively scattered sources. The generally accepted model for the present stage is "companies + farmers," "companies + ranch" and "Company + farmers + farms" through signing long-term contracts with the nearby farmers.

The Company has signed about 1,000 contracts with farmers through the local government, giving it access to the milk of 18,000 cows. Since no large-scaled dairy enterprise is located nearby, the Company’s milk source is relatively plentiful. The price is also low. After the insufficient supply of milk a few years ago, the milk is overly supplied. In the next three years, the sales will reach 500 million Yuan. The Company’s milk source is also the “company + farmers” model. This means the farmers raise their own cattle and the Company offers farmers the services as to the cow feeding, reproduction, immunization, fodder supply, etc. The Company signs long-term purchase agreement with the farmers and builds up modern milking stations and services districts. All the milking process is automatic with no pollution. Fresh milk is drained into refrigerated containers through milking machines, shipped to the Company’s facility through the refrigerated trucks. Using this method, the price can be determined on the milk quality. In addition, the cows’ health and capacity could also be tracked. The Company settles accounts with farmers regularly. This model not only enhances the milk farmers’ enthusiasm and breeding capability, and stimulates local economic development, but it also assures the milk volume, quality and the stability of the supply.

The Company has 101 cows of its own, to meet a small amount of the total supply. These cows are mainly used to provide scientific and quality service for dairy farmers including disease control and treatment or other experiments. These cows also act as the examples to the local farmers. At present, the available services include helping dairy farmers improve farming methods, increasing milk yield, appointing experts to lectures, popularizing the scientific knowledge, helping the farmers with the cow’s brand choice, and strengthening disease surveillance and control.

The major raw materials of the Company’s products consist of fresh milk, whey, degrease powder, vegetable protein, vegetable oil esters, etc. These components are obtained mainly from the long-term partnerships. After years of development, the Company has formed steady, complementary and cooperative relationships with its suppliers. As the Company’s sales increase, more capital will be obtained to strengthen the negotiation ability, allowing the Company to get cheap and quality raw materials more easily. The procurement of raw materials is mainly through bidding and other forms of network transactions. No single supplier accounts for more than 50% of the whole purchase.

Product packages, packaging boxes, packing cans, and other packaging materials are also mainly settled by the long-term cooperative vendors. Therefore the procurement could remain a good steadiness.

Distribution

The Company distributes its products from its headquarters to the sale subsidiaries in unity, the detailed forms is as follows:

The Company is 350 kilometers away from the provincial capital city of Harbin. The actual one-way transportation distance is 372 km. The Company’s current products and raw materials are transported mainly through individual contractors. In addition, the Company’s long-distance transportation capacity is inefficient. Despite the full range of milk products, the Company has not set up a complete and unified logistics and distribution network. Therefore, the cost is high. Furthermore, the local market is small. As a national brand, the Company’s sale largely depends on the larger markets. That is why the Company’s completeness and optimization of its logistics and sales system will have a decisive impact on its future success. Aside from seizing market opportunities and expanding production capacity, the Company should also reconstruct its marketing platform, in order to set up a low-cost efficient platform for sale on the national market, and a distribution system in line with the Company’s actual situation.

Railway transportation is also a major means for the Company’s material procurement, product deployment and staff travel. It is usually used when the products need to travel a long distance because of the relatively low cost. However, its speed is slower than that of the vehicle transportation, with the products needing to get to Bei’an Station first, before being distributed all over the country.

Market Opportunity

China’s population of 1.3 billion offers a huge market for the developing dairy industry. The dairy industry is increasing much faster than the growth of China’s GDP. Last year, according to the statistics from FAO, total Chinese milk production was the 7th largest in the world. The China Dairy Association predicts that the diary industry will continue at a growth rate of 20% per year. The ‘11th Five Years Plan’ urged that the average annual dairy consumption should reach 10kg per person and should reach 16kg in 2015.

The average consumption of dairy per person in China is much lower than the world average. The average consumption of dairy per person in the developed countries is about 100kg. In the most developed countries the number is 250kg. Proportion of meat, eggs, milk consumption is 0.4:0.06:1 in developed countries, and milk consumption is higher than others. But in China, the proportion is 6.7:8:2.1, milk consumption is far less. In rural areas in China, dairy consumption and milk powder consumption are 1/10th and 1/16th of average consumption in Asia, while in cities, the figure is 1/7 and 1/11. This means the Chinese dairy market has much room to grow, especially as the economy continue to boom.

According to the “China Food and Nutrition Development outline (2001—2010)” approved by Chinese State Council, the dairy industry is one of the three food industries that should be developed first. The outline required that in 2010, average consumption of dairy per person should reach 16kg, in which the average consumption of dairy per person for rural habitants and those who live in cities and towns are 32kg and 7kg respectively. Experts predict that the dairy output in China will be 20 million tons and 70 million tons in 2015 and 2030, respectively. Therefore, within the next few years, the Chinese Dairy industry will maintain a fast and sound growth momentum and the consumption of dairy will continue to increase with the rise in living standard and change in consumption behavior.

On average, about 15 million infants are born in China each year. Each 0 - 6 month old baby will need 27.2kg milk powder, and the annual total demand is 90,000 tons. Each 6 - 12 month old baby will need 31kg milk powder, and the annual total demand is 110,000 tons. But the supply is just 80,000 - 100,000 tons, leaving much room for growth. The infant dairy market in China is growing by 13% - 16% annually, and has surpassed Japan, becoming the second largest infant formula dairy market in the world, behind the US. Experts forecast that Chinese infant formula dairy market will reach $5 billion USD in 2007.

Company Strategy

In order to benefit from the market opportunities presented above, the Company plans to effect the following strategies:

Production Strategy

The Company will look to acquire certain of its competitors in order to expand production scale of milk powder. Following these acquisitions, the Company hopes to be capable of producing 20 - 23 thousand tons of milk powder annually. The Company will focus on producing high end and middle end zero-antibiotic infant milk powder. Meanwhile, the rice cereal production line that the Company plans to have in production later in 2007 will be able to produce 3,000 - 5,000 tons product annually. The Company also plans to develop organic soybean powder at the capacity of 5,000 - 7,000 tons per annum.

Market Strategy

Brand

In the Chinese milk powder market, positive brand image will bring high customer recognition, strong customer loyalty, and good reputation. All that will convert to an increase in sales revenue. Therefore, the Company has focused on establishing a positive brand image.

Price

Result of surveys reveal that, at present, in the low-end market, most customers expect the price for a bag of milk powder to be ¥25. Over half of the customers (51.1%) believe ¥21 - ¥25 a bag is a reasonable price, and 21.4% customers think ¥16 - ¥20 is acceptable. Consequently, the price ¥16 - ¥25 per bag will be accepted by the majority of consumers.

There is an interesting phenomenon in the Chinese dairy market where similar products are sold at widely different prices. The gap between prices could be 10 times. At present, the consumers who have the highest income choose the high-end brand from foreign companies, such as NESTLE, Meadjohnson, Dumex. Those who earn less choose brands such as Shengyuan and Nanshan. The Company’s products were not as popular because they were less expensive than similar products. So, in accordance with the market information, the new products are aimed at middle-end and high-end infant milk powder market. The price chain is as follows.

Sales Channel

Hindered by low brand awareness, most of the Company’s products were sold though sales terminals. But the products from more established companies are sold through wholesale channels. Advantages of terminal sales are that the product can be sent to customers directly and the new products can be promoted effectively. The disadvantage is high sales expenses. Sales though wholesaling channel can reduce the sales expenses, but it will evoke selling beyond agreed areas. The Company will continue to sell products by terminal sales for the next 1 - 2 years. It will sell goods though wholesaling channel in an area only when the brand is dominant in that place.

Promotion

The Company plans to:

•
Advertise on the leading TV stations in important markets, publicize the product information and ideas of the Company by advertising on national or local newspapers and magazines, and use the Company’s website and webpage advertisement to attract internet users and introduce the products and business;

•	Promote the Company’s products by attending and holding exhibitions and seminars, presenting gifts and hand out leaflets;

•	Teach the shopping guides the knowledge about nutrient, product, caring and tending, and promote the products by face to face communication and illustration;

•	Invite famous pediatricians to hold seminars on knowledge of nutrients and baby tending for pregnant women, so as to promote the brand popularity and attract customers;

Human Resources Strategy

The Company believes the talented people in the Company are the very advantage it can have. Besides attracting quality employees from public channels, the Company will also develop and train its own sales team.

Competition

At present, there are 1500 dairy product manufacturers. But only 5% of them produce over 1 million tons of product. The Company, now has an annual output of 4,700 tons. Currently, six state owned dairy groups control more than half of the dairy market. They are Mengniu (in Inner Mongolia), Yili Industrial Group (in Inner Mongolia), Bright Dairy & Food (in Shanghai) Sanyuan (in Beijing), Sanlu Group (Hebei) and Wandashan (Heilongjiang). Over half of top twenty dairy manufactures have entered China. Most of the dairy producers provide infant milk powder. But the high-end infant milk powders less than 1/3 of the total output. In the past, the dairy producers mainly take discount as the major competition tactic. Now, however, the producers are beginning to focus on the raw milk source, brand, and sales network.

The Company’s competitors are divided into three major categories

•	Domestic large-scale producers;

•	Foreign producers; and

•	Domestic middle & small-scale producers.

Intellectual Property

The Company has obtained trademark registrations for the use of its tradenames “Xing An Ling” and “Yi Bai”, which have been registered with the Trademark Bureau of the State Administration for Industry and Commerce with respect to the Company’s milk products. The Company believes its trademarks are important to the establishment of consumer recognition of its products. However, due to uncertainties in Chinese trademark law, the protection afforded by the Company’s trademarks may be less than it currently expect and may, in fact, be insufficient. Moreover even if it is sufficient, in the event it is challenged or infringed, the Company may not have the financial resources to defend it against any challenge or infringement and such defense could in any event be unsuccessful. Moreover, any events or conditions that negatively impact the Company’s trademarks could have a material adverse effect on its business, operations and finances.

Regulatory Matters

The Company is regulated under national and county laws in China. The following information summarizes certain aspects of those regulations applicable to the Company and is qualified in its entirety by reference to all particular statutory or regulatory provisions.

Regulations at the national, province and county levels are subject to change. To date, compliance with governmental regulations has not had a material impact on the Company’s level of capital expenditures, earnings or competitive position, but, because of the evolving nature of such regulations, management is unable to predict the impact such regulation may have in the foreseeable future.

As a manufacturer and distributor of food products, the Company is subject to regulations of China's Agricultural Ministry. This regulatory scheme governs the manufacture (including composition and ingredients), labeling, packaging and safety of food. It also regulates manufacturing practices, including quality assurance programs, for foods through its current good manufacturing practices regulations, and specifies the standards of identity for certain foods, including the products sold by the Company, and prescribes the format and content of many of the products sold by the Company, prescribes the format and content of certain nutritional information required to appear on food products labels and approves and regulates claims of health benefits of food products.

In addition, China's Agricultural Ministry authorizes regulatory activity necessary to prevent the introduction, transmission or spread of communicable diseases. These regulations require, for example, pasteurization of milk and milk products. The Company and its products are also subject to province and county regulations through such measures as the licensing of dairy manufacturing facilities, enforcement of standards for its products, inspection of its facilities and regulation of its trade practices in connection with the sale of dairy products.

Research and Development

The Company attaches great importance to research and development. It not only cooperates with the College of Life Science of Beijing University, but also hired renowned experts to develop the advanced forward-looking R&D technology. Those experts provide technical guidance and expertise to the Company and make their suggestions on R&D and innovations based on the latest international trends. The total amount of R&D expenditures during the past two years was approximately $41,000.

The Company plans to establish a Chinese Maternal and Infant Research Center. It engages in the data collection and analysis of the nutritional status of domestic mothers and babies. It strives for the biological science and practical techniques to combine the advanced technology of United States and the local situation in China, in order to provide Chinese mothers and their babies the most suitable products.

Employees

As of the date hereof, the Company has approximately 767 employees. Of these, 602 are in sales, 122 are in manufacturing and 43 are in management and administration. None of the Company’s employees is subject to a collective bargaining agreement. The Company considers its relationship with its employees to be good.

Facilities

Under Chinese law, the government owns all of the land in the PRC and companies and individuals are authorized to use the land only through land use rights granted by the PRC government.

The Company has two manufacturing facilities. The main production facility occupies 38,600 square meters of land and the facility has 4,600 square meters for production. The second facility has 13,000 square meters of land and the facility has 3,400 square meters for production. Currently there are 3 production lines with daily capacity to process 200 tons of fresh milk. The company’s annual rent for the facilities is $20,700, renewable annually.

The Company believes its current facilities are adequate for the Company’s immediate and near-term needs. Additional space may be required as the Company expands its activities. The Company does not currently foresee any significant difficulties in obtaining any required additional facilities. In the opinion of the management, each of the Company’s properties is adequately covered by insurance.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us, and we are not aware of any proceedings that a governmental authority is contemplating against us.

MANAGEMENT

The following table sets forth the name, age and position of each of the members of our board of directors and executive officers as of the date of this prospectus:

Name	Age	Position

Yang, Yong Shan	41	Chief Executive Officer, President and Chairman of the Board

Shu Kaneko	40	Chief Financial Officer, Secretary and Director

Niu, Wan Chen	32	Vice President of Sales and Director

Qin, Si Bo	45	Vice President of Production and Director

Yuan, Yong Wei	53	Vice President of Operation and Director

 YANG, YONG SHAN, has been the President and Chief Executive Officer of AIDH, and the Chairman of AIDH’s Board of Directors since July 2000. He has over 16 years of experience in the dairy industry. He obtained his bachelors degree from the Northeast Agricultural University in 1990. Mr. Yang has no additional directorships with reporting companies.

SHU KANEKO, has been the Chief Financial Officer and Secretary, and a Director, of the Company since November 1, 2007. Prior to joining the Company, Mr. Kaneko was a Manager with Ernst & Young Financial Services Advisory Group, commencing in June 2001. He earned his M.B.A. degree from Georgetown University in 2001.

NIU, WAN CHEN, has been Vice President of Sales, and a Director, of AIDH since October 2005. Prior to this, from January 2000 through September 2005, he was Sales Manager at American Dairy, Inc. He has over 10 years of experience handling sales of dairy products. He obtained his bachelors degree in business administration from Northeast Forest University in 1995. Mr. Niu has no additional directorships with reporting companies.

QIN, SI BO, has been Vice President of Production, and a Director, of AIDH since July 2000. He has many years of experience in with respect to production process and equipment maintenance in the dairy business. He graduated with a major in Food and Nutrition from the Northeast Agricultural University in 1993. Mr. Qin has no additional directorships with reporting companies.

YUAN, YONG WEI, has been Vice President of Operation, and a Director, of AIDH since July 2000. He has over 20 years of experience in the dairy industry. Mr. Yuan has no additional directorships with reporting companies.

Significant Employees

The Company has no employees who are not executive officers, but who are expected to make a significant contributions to the Company’s business.

Family Relationships

There are no family relationships among the Company’s directors, executive officers, or persons nominated to become directors of executive officers.

Involvement in Certain Legal Proceedings

During the past five years, none of the Company’s directors, persons nominated to become directors, executive officers, promoters or control persons:

•	was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
was found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance with Section 16(a) of the Exchange Act

To the Company’s knowledge, based solely on a review of such materials as are required by the Securities and Exchange Commission, none of the Company’s officers, directors or beneficial holders of more than 10% of the Company’s issued and outstanding shares of Common Stock failed to timely file with the Securities and Exchange Commission any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, during the fiscal year ended December 31, 2006.

Code of Ethics

As of the date hereof, the Company has not adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer or controller, or persons performing similar functions. The Company intends to adopt a written code of ethics in the near future.

Board Committees

The Company intends to appoint such persons to the Board of Directors and committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although the Company is not required to comply with such requirements until it elects to seek listing on a securities exchange. The Company intends that a majority of the Company’s directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC. Additionally, the Board of Directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. The Company does not currently have an “audit committee financial expert” since it currently does not have an audit committee in place.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for the last three fiscal years, the compensation earned by (1) Yang Yong Shan, who was appointed as the Company’s Chairman, Chief Executive Officer and President as of October 9, 2007, and (2) Jeffrey Jenson, who resigned as the Company’s President on October 9, 2007 (the “Named Executive Officers”). Except as provided below, none of the Company’s executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation Compensation ($)	Total ($)
Yang Yong Shan Chairman, Chief Executive Officer and President (1)	2006 2005 2004	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00
Jeffrey Jenson President (2)	2006 2005 2004	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00	$0.00 $0.00 $0.00

Outstanding Equity Awards at Fiscal Year-End

The Company has no outstanding equity awards as of the fiscal year ended December 31, 2006.

Compensation of Directors

There are no standard arrangements pursuant to which the Company’s directors are compensated for any services provided as director. No additional amounts are payable to the Company’s directors for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Employment Agreement with Shu Kaneko

On November 1, 2007 (the “Effective Date”), the Company and Shu Kaneko entered into an Employment Agreement (the “Employment Agreement”), pursuant to which Mr. Kaneko will serve as the Company’s Chief Financial Officer. The Employment Agreement commenced on the Effective Date and will terminate on the second anniversary thereof (the “Employment Period”), unless extended as provided for in the Employment Agreement.

In consideration for Mr. Kaneko’s services, the Company will pay Mr. Kaneko a minimum annual salary of $150,000 (the “Base Salary”). In addition to the Base Salary, Mr. Kaneko may receive a discretionary bonus at the Company’s fiscal year end, in an amount up to three (3) months of his Base Salary. As additional consideration, Mr. Kaneko may receive issuances and/or grants of securities of the Company, in amounts, and subject to terms and conditions, to be determined by the Board of Directors, in its sole discretion.

During the Employment Period:

• Mr. Kaneko will serve as a member of the Company’s Board of Directors, for no additional consideration, except as may be provided to all directors generally;

• the Company will provide Mr. Kaneko with all benefits generally made available to its senior executives;

• the Company will reimburse Mr. Kaneko for all reasonable business expenses; and

• Mr. Kaneko will be entitled to twenty-five (25) days of paid vacation per year.

Mr. Kaneko’s employment may be terminated prior to the expiration of the Employment Period as follows:

• Mr. Kaneko’s employment will terminate immediately upon his death;

• the Company will have the right to terminate Mr. Kaneko’s employment during the continuance of Mr. Kaneko’s “Disability” (as defined in the Employment Agreement), upon fifteen (15) days’ prior notice;

• the Company will have the right to terminate Mr. Kaneko’s employment with or without “Good Cause” (as such term is defined in the Employment Agreement) by written notice Mr. Kaneko; and

• Mr. Kaneko will have the right to voluntarily resign his employment with or without “Good Reason” (as such term is defined in the Employment Agreement) by written notice to the Company.

In each case, the “Termination Date” will be date as of which Mr. Kaneko’s employment with the Company terminates.

In the event the Company terminates Mr. Kaneko’s employment without Good Cause, or Mr. Kaneko resigns for Good Reason, the Company will pay Mr. Kaneko his Base Salary for the period of six (6) months, and any Base Salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the Termination Date. In addition, the Company will, at its sole expense, provide Mr. Kaneko (and his dependents) with coverage under the Company’s medical and health insurance plans for the period of twelve (12) months.

Upon termination of Mr. Kaneko’s employment upon his death, as a result of his Disability, for Good Cause, or as a result of his voluntary resignation, the Company will have no payment or other obligations to Mr. Kaneko, except for the payment of any Base Salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the Termination Date.

Mr. Kaneko has agreed to standard confidentiality, non-compete and non-solicitation provisions. He has also agreed that all “Work Product” he develops during the Employment Period belongs to the Company.

The Company has agreed to indemnify and hold Mr. Kaneko harmless to the full extent permitted by the Nevada Revised Statutes, and other relevant statutes. In addition, the Company may, for its own benefit, in it sole discretion, maintain “key-man” life and disability insurance policies covering Mr. Kaneko.

Through December 31, 2006, and the period ending on the date of this , the Company had no other employment contracts, compensatory plans or arrangements, including payments to be received from us, with respect to any director or executive officer of the Company which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with the Company or any subsidiary, any change in control of the Company, or a change in the person’s responsibilities following a change in control of the Company.

Stock Incentive Plans

The Company has no stock incentive plans as of the fiscal year ended December 31, 2006, and the period ending on the date of this prospectus.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of the Company’s Common Stock by (i) each person who, to the Company’s knowledge, owns more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors and executive officers, and (iii) all of the Company’s executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is. Shares of the Company’s Common Stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of the date hereof, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of the date hereof, the Company has 29,296,832 shares of Common Stock issued and outstanding.

	Common Stock Beneficially Owned
Name and Address	Number	Percent
5% Stockholders:

John Winfield (1) 820 Moraga Drive Los Angeles, CA 90049	2,900,386	9.9%

Farallon Partners (2) One Maritime Plaza, Suite 2100 San Francisco, CA 94111	2,750,000	8.9%

Named Executive Officers and Directors:

Yang, Yong Shan Chief Executive Officer, President and Chairman of the Board	13,883,329	47.4%

Shu Kaneko Chief Financial Officer, Secretary and Director	0	*

Niu, Wan Chen Vice President of Sales and Director	0	*

Qin, Si Bo Vice President of Production and Director	0	*

Yuan, Yong Wei Vice President of Operations and Director	0	*

All Executive Officers and Directors as a Group (5 persons) (3)	13,883,329	47.4%

*Less than 1%

(1) Consists of: (i) 1,397,721 shares of Common Stock held by John Winfield, and (ii) 1,502,665 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Mr. Winfield. Does not include 272,714 shares of Common Stock issuable upon exercise of additional currently exercisable warrants held by Mr. Winfield, because they are the subject of agreements with the Company that such warrants can not be exercised at any time when the result would be to cause the holder to beneficially own more than 9.9% of the Company’s outstanding Common Stock.

(2) Consists of: (i) 500,000 shares of Common Stock held by Farallon Capital Offshore Investors II, L.P. (“Farallon Offshore”), (ii) 600,000 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Farallon Offshore, (iii) 362,500 shares of Common Stock held by Farallon Capital Institutional Partners, L.P. (“Farallon Institutional”), (iv) 435,000 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Farallon Institutional, (v) 287,500 shares of Common Stock held by Farallon Capital Partners, L.P. (“Farallon Capital”), (vi) 345,000 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Farallon Capital, (vii) 62,500 shares of Common Stock held by Farallon Capital Institutional Partners II, L.P. (“Farallon Institutional II”), (viii) 75,000 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Farallon Institutional II, (ix) 37,500 shares of Common Stock held by Farallon Capital Institutional Partners III, L.P. (“Farallon Institutional III”), and (x) 45,000 shares of Common Stock issuable upon exercise of currently exercisable warrants held by Farallon Institutional III. Farallon Partners is the General Partner of each of Farallon Offshore, Farallon Institutional, Farallon Capital, Farallon Institutional II and Farallon Institutional III, and has sole voting and investment power over the shares owned by such entities. Monica Landry is the Managing Member of Farallon Partners. Ms. Landry and Farallon Partners disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past fiscal year, and subsequent period through the date hereof, there have been no transactions between members of management, five percent stockholders, “affiliates,” promoters and finders, except as follows:

Rescission and Reissuance of Tryant Shares

On August 30, 2007, the Company issued 518,856 “restricted” shares of Common Stock to Tryant, LLC (the “Tryant Shares”) in exchange for debt retirement in the amount of $12,971. At the time, Tryant beneficially owned more than 5% of the Company’s Common Stock. Following the issuance of the above shares, Tryant owned 643,856 shares of Common stock of the Company.

As of October 9, 2007, Tryant rescinded 230,645 of the Tryant Shares. The Company reissued the rescinded the Tryant Shares to certain individuals in payment of all of the Company’s outstanding payables.

The Company granted “piggyback registration rights” to the holders of the Tryant Shares, and to Tryant with respect to the additional 125,000 shares of the Company’s Common Stock it holds.

Share Repurchase Agreement

On October 9, 2007, Micro-Tech entered into a Share Repurchase Agreement with a shareholder (the “Share Repurchase Agreement”), pursuant to which the Company repurchased 1,944,444 shares of its issued and outstanding Common Stock from such shareholder for an aggregate purchase price of $3,169,444 (the “Repurchase Transaction”). The repurchased shares have been returned to treasury stock. As a result of the Repurchase Transaction, the Company had 26,546,712 shares of Common Stock issued and outstanding.

At the time of the Repurchase Transaction, Micro-Tech entered into Put/Call Agreements with two (2) of its shareholders (the “Put/Call Shareholders”), pursuant to which the Put/Call Shareholders granted the Company an option to repurchase an aggregate of 1,944,444 shares (the “Put/Call Shares”) from the Put/Call Shareholders (the “Call Option”), for an exercise price of $1.63 per share (the “Call Option Price”), if the following conditions have been met (the “Call Option Conditions”):

•
Either (i) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares has been declared effective by the Commission, and has been kept continuously effective by the Company, or (B) all of the Put/Call Shares are available for sale without registration pursuant to Rule 144(k); and

•
The closing price of a share of Common Stock of the Company as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date that the Call Option Exercise Notice is given by the Company.

The Company may only exercise its Call Option by delivering a written notice (a “Call Option Exercise Notice”) to the Put/Call Shareholders within thirty (30) days of such time as all of the Call Option Conditions have been met. The Call Option may be exercised for all, but not less than all, of the Put/Call Shares. The repurchase shall be consummated within ninety (90) days following the date of the Call Option Exercise Notice.

In addition, the Put/Call Shareholders shall have the right to cause the Company to repurchase the Put/Call Shares from the Put/Call Shareholders (the “Put Right”), for a price shall be $1.63 per share (the “Put Purchase Price”), if:

•	the Company fails to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions have been met; or

•	the Company consummates a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

•
the Company fails to (i) file the Registration Statement within thirty (30) business days of the Closing Date (the “Filing Date”), (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144(k); or

•	the Company fails to consummate a Qualified Offering within two (2) years of the date hereof (each of the aforementioned conditions, a “Put Right Trigger”).

The Put/Call Shareholders shall exercise their Put Right by giving written notice (“Put Exercise Notice”) of their exercise of the Put Right to the Company within thirty (30) days of a Put Right Trigger. The Put/Call Shareholders may only exercise their Put Right as to all, but not less than all, of the Put/Call Shares. Upon exercise of the Put Right by the Shareholder, the repurchase of the Put/Call Shares by the Company shall be consummated within ninety (90) days following the date of the Put Exercise Notice.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 110,000,000 shares of capital stock, $0.001 par value per share, consisting of 100,000,000 shares of Common Stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

Capital Stock Issued and Outstanding

After giving effect to (i) the shares issued as consideration in connection with the Merger, (ii) the issuance of units in connection with the Offerings, and (iii) the shares repurchased by the Company in the Repurchase Transaction, there are issued and outstanding securities of the Company as follows:

•	29,296,832 shares of Common Stock;

•	No shares of preferred stock; and

•
Warrants to purchase an aggregate of 7,988,870 shares of Common Stock, of which (i) 373,334 are exercisable at a price of $0.94 per share; (ii) 1,333,333 are exercisable at a price of $1.50 per share; (iii) 1,374,230 are exercisable at a price of $2.04 per share; and (iv) 4,907,973 are exercisable at a price of $3.26 per share.

Description of Common Stock

The holders of the Company’s Common Stock are entitled to one vote per share on each matter submitted to a vote at a meeting of the Company’s stockholders. The Company’s stockholders have no pre-emptive rights to acquire additional shares of the Company’s Common Stock or other securities. The Company’s Common Stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of the Common Stock now outstanding are fully paid and non-assessable.

Description of Preferred Stock

The Company is authorized to issue 10,000,000 shares of “blank check” preferred stock, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Description of Warrants

On October 9, 2007 (the “Closing Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “First Investor”), pursuant to which the Company sold the First Investor 1,333,333 units of securities of the Company, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 additional shares of Common Stock, at an exercise price of $0.94 per share (“Warrant No. W-1”), and (iii) two-year warrants to purchase 1,333,333 additional shares of Common Stock, at an exercise price of $1.50 per share (“Warrant No. W-2”) (collectively (ii) and (iii), the “First Investor Warrants”), for an aggregate purchase price of $1,000,000 (the “First Offering”).

Warrant No. W-1 represents the right to purchase 266,667 shares of Common Stock of the Company, at an exercise price of $0.94 per share. Warrant No. W-1 will expire on October 9, 2010. Warrant No. W-1 is exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying Warrant No. W-1 is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of Warrant No. W-1 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events.

Warrant No. W-2 represents the right to purchase 1,333,333 shares of Common Stock of the Company, at an exercise price of $1.50 per share. Warrant No. W-2 will expire on October 9, 2009. Warrant No. W-2 is exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Warrant No. W-2 is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of Warrant No. W-2 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of Common Stock underlying the Warrant No. W-2 is declared effective, the Company will have the ability to call the Warrants at a price of $0.01 per warrant, upon thirty (30) days prior written notice to the holders of the warrants, if the closing price of the Common Stock exceeded $1.88 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by the Company.

The First Investor Warrants provide that in no event shall the holder be entitled to exercise a number of First Investor Warrants (or portions thereof) in excess of the number of First Investor Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised First Investor Warrants and the unexercised or unconverted portion of any other securities of the Company (subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the First Investor Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the First Investor Warrants may be waived by written agreement between the holder and the Company; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

In addition, on the Closing Date, the Company entered into a Securities Purchase Agreement with certain additional accredited investors (the “Initial Purchasers”), for the purchase and sale, in one or more closings to occur on or prior to October 31, 2007 (each, a “Closing”), of units of securities of the Company aggregating a minimum of $3,000,000 and a maximum of $8,000,000 (the “Units”), each Unit to consist of: (i) one (1) share of the Company’s Common Stock; (ii) a warrant to purchase that number of shares of the Company’s Common Stock equal to twenty (20%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share); and (iii) a warrant to purchase that number of shares of the Company’s Common Stock equal to one hundred (100%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share), for a purchase price of $1.63 per Unit.

As of the Closing Date, the Company sold an aggregate of 2,061,227 Units to the Initial Purchasers, consisting of (i) 2,061,227 shares of Common Stock, (ii) three-year warrants to purchase 412,245 additional shares of Common Stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii) two-year warrants to purchase 2,061,227 additional shares of Common Stock, at an exercise price of $3.26 per share (the “Class B Warrants”), for an aggregate purchase price of $3,359,800 (the “Initial Placement”).

On October 19, 2007 (the “Additional Closing Date”), the Company entered into Purchase Agreements with certain additional accredited investors (the “Additional Purchasers”), pursuant to which it sold to the Additional Purchasers 2,846,746 Units, consisting of (i) 2,846,746 shares of Common Stock, (ii) 569,346 additional Class A Warrants, and (iii) 2,846,746 additional Class B Warrants, for an aggregate purchase price of $4,640,200 (the “Additional Placement,” and together with the Initial Placement, the “Second Offering”).

The Class A Warrants represent the right to purchase an aggregate of 981,591 shares of Common Stock of the Company, at an exercise price of $2.04 per share. The Class A Warrants will expire on the three-year anniversary of their date of issuance. The Class A Warrants will be exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Class A Warrants is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of the Class A Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events.

The Class B Warrants represent the right to purchase an aggregate of 4,907,973 shares of Common Stock of the Company, at an exercise price of $3.26 per share. The Class B Warrants will expire on the two-year anniversary of their date of issuance. The Class B Warrants will be exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Class B Warrants is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of the Class B Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of Common Stock underlying the Class B Warrants is declared effective, the Company will have the ability to call the Class B Warrants at a price of $0.01 per Class B Warrant, upon thirty (30) days prior written notice to the holders of the Class B Warrants, if the closing price of the Common Stock exceeded $4.08 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by the Company.

The Class A Warrants and Class B Warrants (collectively, the “A and B Warrants”) provide that in no event shall the Holder be entitled to exercise a number of A and B Warrants (or portions thereof) in excess of the number of A and B Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised A and B Warrants and the unexercised or unconverted portion of any other securities of the Issuer (subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the A and B Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the A and B Warrants may be waived by written agreement between the Holder and the Company; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

As of September 24, 2007, the Company entered into a Placement Agent Agreement with Legend Merchant Group, Inc. (“Legend”), pursuant to which, in connection with the Second Offering, (i) Legend was paid a fee of $384,000, and (ii) Legend and its designees were granted three-year warrants (the “Legend Warrants”) to purchase an aggregate of 235,583 shares of Common Stock of the Company at an exercise price of $2.04 per share. The terms and conditions of the Legend Warrants are identical to the those of the Class A Warrants.

As of September 27, 2007 and October 9, 2007, the Company entered into a Placement Agent Agreement and Finder’s Fee Agreement, respectively, with WestPark Capital, Inc. (“WestPark”), pursuant to which, in connection with the Second Offering, (i) WestPark was paid a fee of $124,452.10, in the aggregate, and (ii) WestPark and its designees were granted three-year warrants (the “WestPark Warrants”) to purchase an aggregate of 88,344 shares of Common Stock of the Company at an exercise price of $2.04 per share. The terms and conditions of the WestPark Warrants are identical to the those of the Class A Warrants.

As of October 9, 2007, the Company entered into an oral agreement with John Winfield, pursuant to which (i) Mr. Winfield was paid a finder’s fee of $192,000, and (ii) Mr. Winfield was granted three-year warrants to purchase (A) 106,667 shares of Common Stock of the Company at an exercise price of $0.94 per share (the “$0.94 Winfield Finder Warrants”), and (B) 68,712 shares of Common Stock of the Company at an exercise price of $2.04 per share (the “$2.04 Winfield Finder Warrants”). The terms and conditions of the $0.94 Winfield Finder Warrants are identical to the those of Warrant No. W-1. The terms and conditions of the $2.04 Winfield Finder Warrants are identical to the those of the Class A Warrants.

Indemnification of Directors and Officers

Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

The Company's Articles of Incorporation and By-laws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

Trading Information

The Company’s Common Stock is currently approved for quotation on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol EMDY.OB. As soon as practicable, and assuming the Company satisfies all necessary initial listing requirements, the Company intends to apply to have the Company’s Common Stock listed for trading on the American Stock Exchange, the New York Stock Exchange, or The Nasdaq Stock Market, although the Company cannot be certain that any of these applications will be approved.

Transfer Agent

The transfer agent for the Company’s common stock is Computershare, Inc., 350 Indiana Street, 8th Floor Golden, CO 80401. The Company will serve as warrant agent for the outstanding warrants.

SELLING STOCKHOLDERS

We are registering this offering under the terms of registration rights agreements between us and the holders of certain of our securities. Such securities were issued by us in transactions that were exempt from the registration requirements of the Securities Act to persons reasonably believed by us to be "accredited investors" as defined in Regulation D under the Securities Act.

The selling stockholders acquired their securities in the following transactions:

On August 30, 2007, the Company issued 518,856 “restricted” shares of Common Stock to Tryant, LLC (the “Tryant Shares”) in exchange for debt retirement in the amount of $12,971. Following the issuance of the above shares, Tryant owned 643,856 shares of Common stock of the Company. As of October 9, 2007, Tryant rescinded 230,645 of the Tryant Shares. The Company reissued the rescinded the Tryant Shares to certain individuals in payment of all of the Company’s outstanding payables.

The Company granted “piggyback registration rights” to the holders of the Tryant Shares, and to Tryant with respect to the additional 125,000 shares of the Company’s Common Stock it holds.

On October 9, 2007 (the “Closing Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “First Investor”), pursuant to which the Company sold the First Investor 1,333,333 units of securities of the Company, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 additional shares of Common Stock, at an exercise price of $0.94 per share, and (iii) two-year warrants to purchase 1,333,333 additional shares of Common Stock, at an exercise price of $1.50 per share (collectively (ii) and (iii), the “First Investor Warrants”), for an aggregate purchase price of $1,000,000 (the “First Offering”).

In addition, on the Closing Date, the Company entered into a Securities Purchase Agreement with certain additional accredited investors (the “Initial Purchasers”), for the purchase and sale, in one or more closings to occur on or prior to October 31, 2007 (each, a “Closing”), of units of securities of the Company aggregating a minimum of $3,000,000 and a maximum of $8,000,000 (the “Units”), each Unit to consist of: (i) one (1) share of the Company’s Common Stock; (ii) a warrant to purchase that number of shares of the Company’s Common Stock equal to twenty (20%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share); and (iii) a warrant to purchase that number of shares of the Company’s Common Stock equal to one hundred (100%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share), for a purchase price of $1.63 per Unit.

As of the Closing Date, the Company sold an aggregate of 2,061,227 Units to the Initial Purchasers, consisting of (i) 2,061,227 shares of Common Stock, (ii) three-year warrants to purchase 412,245 additional shares of Common Stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii) two-year warrants to purchase 2,061,227 additional shares of Common Stock, at an exercise price of $3.26 per share (the “Class B Warrants”), for an aggregate purchase price of $3,359,800 (the “Initial Placement”).

On October 19, 2007 (the “Additional Closing Date”), the Company entered into Purchase Agreements with certain additional accredited investors (the “Additional Purchasers”), pursuant to which it sold to the Additional Purchasers 2,846,746 Units, consisting of (i) 2,846,746 shares of Common Stock, (ii) 569,346 additional Class A Warrants, and (iii) 2,846,746 additional Class B Warrants, for an aggregate purchase price of $4,640,200 (the “Additional Placement,” and together with the Initial Placement, the “Second Offering”).

As of the Closing Date and the Additional Closing Date, the Company entered into Registration Rights Agreements (each, a “Registration Rights Agreement,” and collectively the “Registration Rights Agreements”) with the Investor, the Initial Purchasers and the Additional Purchasers (collectively, the “Investors”), pursuant to which it agreed that within thirty (30) business days of the Closing Date (the “Filing Date”), the Company will file a registration statement with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) covering the resale of (i) the shares of Common Stock purchased in the First Offering and Second Offering (collectively, the “Offerings”) (the “Purchased Shares”), (ii) the Common Stock issuable upon exercise of the First Investor Warrants, (iii) the Common Stock issuable upon exercise of the Class A Warrants, and (iv) the Common Stock issuable upon the exercise of the Class B Warrants (collectively (i), (ii), (iii) and (iv), the “Registrable Securities”). Further, the Company agreed to use its best efforts to (i) cause the Registration Statement to be declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, and (ii) keep the Registration Statement continuously effective until two (2) years after the Closing Date, subject to normal and customary blackout periods.

Pursuant to the Registration Rights Agreements, the Company will be required to pay liquidated damages (payable in cash in arrears at the end of each month during which a registration default occurs and is continuing) to the holders of the Purchased Shares, the First Investor Warrants, the Class A Warrants, the Class B Warrants, or the Common Stock issued upon exercise of the First Investor Warrants, Class A Warrants and Class B Warrant (collectively, the “Securities”) if (i) the Company fails to file the Registration Statement within thirty (30) business days from the Closing Date, (ii) the Commission does not declare the Registration Statement effective within ninety (90) days of the Filing Date (or one hundred eighty (180) days in the event of a review by the Commission) (the “Effectiveness Date”), (iii) the Company fails to request acceleration of effectiveness within five (5) business days of a notice of no further review from the Commission, (iv) the Company fails to respond to the Commission within ten (10) business days of receipt by the Company of any comments on the Registration Statement, or (v) after it has been declared effective, the Registration Statement ceases to be effective or available or if the Company suspends the use of the prospectus forming a part of the Registration Statement (A) for more than thirty (30) days in any period of 365 consecutive days if the Company suspends in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its board of directors, makes it appropriate to so suspend or which renders the Company unable to comply with SEC requirements, or (B) for more than sixty (60) days in any period of 365 consecutive days for any reason. The liquidated damages will accumulate at the rate of one and one-half percent (1.5%) of the purchase price paid by the Investors for the Securities offered for each thirty (30) day period during which a registration default is continuing.

Notwithstanding anything to the contrary stated in the Registration Rights Agreements, the Company shall be entitled to limit the Registrable Securities to the extent necessary to avoid any issues arising from the recent interpretations by the SEC of Rule 415 of the Securities Act of 1933, as amended.

As of September 24, 2007, the Company entered into a Placement Agent Agreement with Legend Merchant Group, Inc. (“Legend”), pursuant to which, in connection with the Second Offering, (i) Legend was paid a fee of $384,000, and (ii) Legend and its designees were granted three-year warrants (the “Legend Warrants”) to purchase an aggregate of 235,583 shares of Common Stock of the Company at an exercise price of $2.04 per share. The terms and conditions of the Legend Warrants are identical to the those of the Class A Warrants.

As of September 27, 2007 and October 9, 2007, the Company entered into a Placement Agent Agreement and Finder’s Fee Agreement, respectively, with WestPark Capital, Inc. (“WestPark”), pursuant to which, in connection with the Second Offering, (i) WestPark was paid a fee of $124,452.10, in the aggregate, and (ii) WestPark and its designees were granted three-year warrants (the “WestPark Warrants”) to purchase an aggregate of 88,344 shares of Common Stock of the Company at an exercise price of $2.04 per share. The terms and conditions of the WestPark Warrants are identical to the those of the Class A Warrants.

As of October 9, 2007, the Company entered into an oral agreement with John Winfield, pursuant to which (i) Mr. Winfield was paid a finder’s fee of $192,000, and (ii) Mr. Winfield was granted three-year warrants to purchase (A) 106,667 shares of Common Stock of the Company at an exercise price of $0.94 per share (the “$0.94 Winfield Finder Warrants”), and (B) 68,712 shares of Common Stock of the Company at an exercise price of $2.04 per share (the “$2.04 Winfield Finder Warrants”). The terms and conditions of the $0.94 Winfield Finder Warrants are identical to the those of Warrant No. W-1. The terms and conditions of the $2.04 Winfield Finder Warrants are identical to the those of the Class A Warrants.

SELLING STOCKHOLDER TABLE

As of February 12, 2008, we had 29,296,832 shares of common stock outstanding. The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder as of February 12, 2007, assuming exercise of all of the warrants held by the selling stockholders on that date, without regard to any limitations on conversion or exercise. The third column lists the shares of common stock covered by this prospectus that may be disposed of by each of the selling stockholders. The fourth column lists the number of shares that will be beneficially owned by the selling stockholders assuming all of the shares covered by this prospectus are sold.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling stockholder has had any material relationship with us or our predecessors or affiliates during the last three years. Except for Merriman Curhan Ford & Co. and WestPark Capital, Inc., no selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

The selling stockholders may decide to sell all, some, or none of the shares of common stock listed below. We cannot provide you with any estimate of the number of shares of common stock that any of the selling stockholders will hold in the future. For purposes of this table, beneficial ownership is determined in accordance with the rules of the Commission, and includes voting power and investment power with respect to such shares.

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Reginald Allen	33,741	(2)	33,741	0	*

Mohit Aron	44,000	(3)	44,000	0	*

Rocco J. Brescia Jr.	22,000	(4)	22,000	0	*

Leonard W. Burningham	103,308	(5)	103,308	0	*

Scott Cacchione	134,970	(6)	134,970	0	*

Cherner Family Irrevocable Trust	33,741	(7)	33,741	0	*

Andrew Chudd	5,000	(8)	5,000	0	*

Elvie N. Davis	33,741	(9)	33,741	0	*

William J. Del Biaggio	674,846	(10)	674,846	0	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Devine Property, Ltd.	40,491	(11)	40,491	0	*

Aaron Dobrinsky and Cindy Dobrinsky	40,491	(12)	40,491	0	*

Francis J. Elenio	33,741	(13)	33,741	0	*

Henry G. Elkins, Jr. and Nancy P. Elkins	110,000	(14)	110,000	0	*

Farallon Capital Institutional Partners, L.P.	797,500	(15)	797,500	0	*

Farallon Capital Institutional Partners II, L.P.	137,500	(16)	137,500	0	*

Farallon Capital Institutional Partners III, L.P.	82,500	(17)	82,500	0	*

Farallon Capital Offshore Investors II, L.P.	1,100,000	(18)	1,100,000	0	*

Farallon Capital Partners, L.P.	632,500	(19)	632,500	0	*

Abdallah S. Farrukh M.D.	22,000	(20)	22,000	0	*

David Fass and Marion Fass	67,485	(21)	67,485	0	*

Bai Ye Feng	275,000	(22)	275,000	0	*

Ali Foughi	22,000	(23)	22,000	0	*

Andrew Gallion	14,300	(24)	14,300	0	*

GNOB PSP FBO Michael Nimaroff	67,485	(25)	67,485	0	*

Michael D. Gordon and Deborah Z. Gordon	33,000	(26)	33,000	0	*

Nigel Gregg	67,485	(27)	67,485	0	*

Spencer B. Grimes	67,485	(28)	67,485	0	*

Irwin Gross and Linda Gross	67,485	(29)	67,485	0	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Gross Capital Partners LLC	12,884	(30)	12,884	0	*

Josef Grunwald	337,423	(31)	337,423	0	*

Kevin Guenther	71,027	(32)	71,027	0	*

Barry Honig	134,970	(33)	134,970

Jacobson/Sorensen Revocable Trust	55,000	(34)	55,000	0	*
					*
JAG Multi Investments LLC	1,430,000	(35)	1,430,000	0

David Kleinhandler	134,970	(36)	134,970	0	*

Mitchell Krieger	33,741	(37)	33,741	0	*

Richard Krietemeier	57,949		57,949	0	*

Adrienne Landau	33,741	(38)	33,741	0	*

Richard A. Lannon	27,500	(39)	27,500	0	*

Laurel Ridge Management	44,000	(40)	44,000	0	*

Mark I. Lev	50,000	(41)	50,000

Hanka Lew	33,741	(42)	33,741	0	*

Alan Listhaus and Barbara Listhaus	33,741	(43)	33,741	0	*

Joseph Listhaus and Alan Listhaus	33,741	(44)	33,741	0	*

Arthur Luxemberg	134,970	(45)	134,970	0	*

Alastair McEwan	22,000	(46)	22,000	0	*

MCF Navigator Master Fund, Ltd.	337,423	(47)	337,423	0	*

Bernard Mermelstein	134,970	(48)	134,970	0	*

Merriman Curhan Ford & Co.	202,455	(49)	202,455	0	*

Michael P. Sheinson Trust	269,938	(50)	269,938	0	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Stuart Michael	33,741	(51)	33,741	0	*

MidSouth Investor Fund LP	660,000	(52)	660,000	0	*

Patrick C. Mobouck	44,000	(53)	44,000	0	*

Gilad N. Ottensoser	5,000	(54)	5,000	0	*

James Palmer	31,850	(55)	31,850	0	*

Kevin Palmer	18,850	(56)	18,850	0	*

Anastasia Panagiotou	20,244	(57)	20,244	0	*

Eleni Panagiotou	13,497	(58)	13,497	0	*

Phoenix Capital Worldwide II, L.P.	229,447	(59)	229,447	0	*

Premier Partners Investments, LLP	101,226	(60)	101,226	0	*

Gilbert D. Raker	52,148	(61)	52,148	0	*

Nancy L. Raker	16,872	(62)	16,872	0	*

Todd D. Raker	15,337		15,337	0	*

Arthur M. Read, II	44,000	(63)	44,000	0	*

RFJM Partners LLC	89,100	(64)	89,100	0	*

Jeffrey Schnapper	67,485	(65)	67,485	0	*

Jeanine Schreiber	16,872	(66)	16,872	0	*

Christopher Semler	55,000	(67)	55,000	0	*

Rasesh Shah	11,000	(68)	11,000	0	*

John H. Shaw III	5,000	(69)	5,000	0	*

David Sinclair	67,485	(70)	67,485	0	*

Robin Smith	67,485	(71)	67,485	0	*

Name	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)		Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering

Starobin Partners, Inc.	10,000	(72)	10,000	0	*

David Steinberger	11,000	(73)	11,000	0	*

Harry Steinmetz	67,485	(74)	67,485	0	*

Theodore H. Swindells	202,400	(75)	202,400	0	*

Frances Tedesco and Joseph Tedesco	33,741	(76)	33,741	0	*

The Schreiber Family Trust Dated 02/08/95	43,866	(77)	43,866	0	*

Thimos LLC	297,000	(78)	297,000	0	*

Frederick G. Tobin	27,500	(79)	27,500	0	*

Tryant LLC	413,231	(80)	413,231	0	*

John Tsamasfyros	134,970	(81)	134,970	0	*

David W. Unsworth Jr.	160,000	(82)	160,000	0	*

Steve Vago	67,485	(83)	67,485	0	*

David M. Weinberg	50,613	(84)	50,613	0	*

WestPark Capital, Inc.	15,460	(85)	15,460	0	*

David G. Whitenack	11,000	(86)	11,000	0	*

John V. Winfield	2,900,386	(87)	2,900,386	0	*

Kevin Chih-Heng Wu	55,000	(88)	55,000	0	*

Suna Yalaz Angell	583	(89)	583	0	*

Krishna Yarlagadda	44,000	(90)	44,000	0	*

Total Shares Registered for Selling Stockholders:			14,874,052

* Less than one percent

(1) Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the SEC, shares of common stock that an individual or group has a right to acquire within sixty (60) days pursuant to the exercise of options or warrants, or the conversion of preferred stock are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. Except as subject to community property laws, where applicable, the person named above has sole voting and investment power with respect to all shares of Amnutria Dairy Inc. common stock shown as beneficially owned by him.

(2) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Allen.

(3) Includes 24,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Aron.

(4) Includes 12,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Brescia.

(5) Mr. Burningham served as legal counsel to the Company through October 9, 2007.

(6) Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Cacchione.

(7) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Cherner Family Irrevocable Trust. Stephen Cherner is the Trustee of Cherner Family Irrevocable Trust, and has sole voting and investment power over the shares owned by thereby. Mr. Cherner disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(8) Mr. Chudd was the Secretary and a member of the board of directors of the Company through October 9, 2007.

(9) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Davis.

(10) Includes 368,098 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Del Biaggio.

(11) Includes 22,086 shares of common stock issuable upon exercise of currently exercisable warrants held by Devine Property, Ltd. Melvyn L. Lieberman is the Director of Devine Property, Ltd., and has sole voting and investment power over the shares owned by thereby. Mr. Lieberman disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(12) Includes 22,086 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Dobrinsky and Ms. Dobrinsky.

(13) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Elenio.

(14) Includes 60,000 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Elkins and Ms. Elkins.

(15) Includes 435,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Institutional Partners, L.P. Monica Landry is the Managing Member of Farallon Capital Institutional Partners, L.P., and has sole voting and investment power over the shares owned by thereby. Ms. Landry disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(16) Includes 75,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Institutional Partners II, L.P. Monica Landry is the Managing Member of Farallon Capital Institutional Partners II, L.P., and has sole voting and investment power over the shares owned by thereby. Ms. Landry disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(17) Includes 45,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Institutional Partners III, L.P. Monica Landry is the Managing Member of Farallon Capital Institutional Partners III, L.P., and has sole voting and investment power over the shares owned by thereby. Ms. Landry disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(18) Includes 600,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Offshore Investors II, L.P. Monica Landry is the Managing Member of Farallon Capital Offshore Investors II, L.P., and has sole voting and investment power over the shares owned by thereby. Ms. Landry disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(19) Includes 345,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Farallon Capital Partners, L.P. Monica Landry is the Managing Member of Farallon Capital Partners, L.P., and has sole voting and investment power over the shares owned by thereby. Ms. Landry disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(20) Includes 12,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Farrukh.

(21) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Fass and Ms. Fass.

(22) Includes 150,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Feng.

(23) Includes 12,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Foughi.

(24) Consists of 14,300 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Gallion.

(25) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by GNOB PSP FBO Michael Nimaroff. Michael Nimaroff has sole voting and investment power over the shares owned by thereby. Mr. Nimaroff disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(26) Includes 18,000 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Gordon and Ms. Gordon.

(27) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Gregg.

(28) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Grimes.

(29) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Gross and Ms. Gross.

(30) Consists of 12,884 shares of common stock issuable upon exercise of currently exercisable warrants held by Gross Capital Partners LLC. Irv Gross is the Managing Member of Gross Capital Partners LLC, and has sole voting and investment power over the shares owned by thereby. Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(31) Includes 184,049 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Grunwald.

(32) Includes 38,742 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Guenther.

(33) Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Honig.

(34) Includes 30,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Jacobson/Sorensen Revocable Trust. Michael Jacobson and Trine Sorensen are the Trustees of Jacobson/Sorensen Revocable Trust, and has sole voting and investment power over the shares owned by thereby. Mr. Jacobson and Ms. Sorensen disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(35) Includes 780,000 shares of common stock issuable upon exercise of currently exercisable warrants held by JAG Multi Investments LLC. Alexander M. Goren is the Manager of JAG Multi Investments LLC, and has sole voting and investment power over the shares owned by thereby. Mr. Goren disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(36) Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Kleinhandler.

(37) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Krieger.

(38) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Landau.

(39) Includes 15,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Lannon.

(40) Includes 24,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Laurel Ridge Management. W. Russell G. Byers Jr. is the President of Laurel Ridge Management, and has sole voting and investment power over the shares owned by thereby. Mr. Byers disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(41) Consists of 50,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Lev.

(42) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Lew.

(43) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Listhaus and Ms. Listhaus.

(44) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. J. Listhaus and Mr. A. Listhaus.

(45) Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Luxemberg.

(46) Includes 12,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. McEwan.

(47) Includes 184,049 shares of common stock issuable upon exercise of currently exercisable warrants held by MCF Navigator Master Fund, Ltd. John Hiestand is the Chief Financial Officer of MCF Navigator Master Fund, Ltd., and has sole voting and investment power over the shares owned by thereby. Mr. Hiestand disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(48) Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Mermelstein.

(49) Includes 110,430 shares of common stock issuable upon exercise of currently exercisable warrants held by Merriman Curhan Ford & Co. D. Jonathan Merriman is the Chief Executive Officer of Merriman Curhan Ford & Co., and has sole voting and investment power over the shares owned by thereby. Mr. Merriman disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(50) Includes 147,239 shares of common stock issuable upon exercise of currently exercisable warrants held by Michael P. Sheinson Trust. Michael P. Sheinson is the Trustee of Michael P. Sheinson Trust, and has sole voting and investment power over the shares owned by thereby. Mr. Sheinson disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(51) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Michael.

(52) Includes 360,000 shares of common stock issuable upon exercise of currently exercisable warrants held by MidSouth Investor Fund LP. Lyman D. Heidtke is the General Partner of MidSouth Investor Fund LP, and has sole voting and investment power over the shares owned by thereby. Mr. Heidtke disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(53) Includes 24,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Mobouck.

(54) Consists of 5,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Ottensoser.

(55) Consists of 31,850 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. J. Palmer.

(56) Consists of 18,850 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. K. Palmer.

(57) Includes 11,042 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. A. Panagiotou.

(58) Includes 7,362 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. E. Panagiotou.

(59) Includes 125,153 shares of common stock issuable upon exercise of currently exercisable warrants held by Phoenix Capital Worldwide II, L.P. Joseph L. Tedesco is the General Partner of Phoenix Capital Worldwide II, L.P., and has sole voting and investment power over the shares owned by thereby. Mr. Tedesco disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(60) Includes 55,214 shares of common stock issuable upon exercise of currently exercisable warrants held by Premier Partners Investments, LLP. Irwin Gross is the Manager of Premier Partners Investments, LLP, and has sole voting and investment power over the shares owned by thereby. Mr. Gross disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(61) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Raker.

(62) Includes 9,203 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Raker.

(63) Includes 24,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Read.

(64) Includes 48,600 shares of common stock issuable upon exercise of currently exercisable warrants held by RFJM Partners LLC. Jeffrey Markowitz is the Managing Member of RFJM Partners LLC, and has sole voting and investment power over the shares owned by thereby. Mr. Markowitz disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(65) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Schnapper.

(66) Includes 9,203 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Schreiber.

(67) Includes 30,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Semler.

(68) Includes 6,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Shah.

(69) Consists of 5,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Shaw.

(70) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Sinclair.

(71) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Smith.

(72) Consists of 10,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Starobin Partners, Inc. Mark I. Lev is the President of Starobin Partners, Inc., and has sole voting and investment power over the shares owned by thereby. Mr. Lev disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(73) Includes 6,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Steinberger.

(74) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Steinmetz.

(75) Includes 110,400 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Swindells.

(76) Includes 18,404 shares of common stock issuable upon exercise of currently exercisable warrants jointly held by Mr. Tedesco and Ms. Tedesco.

(77) Includes 23,927 shares of common stock issuable upon exercise of currently exercisable warrants held by The Schreiber Family Trust Dated 02/08/95. Daniel J. Schreiber is the Trustee of The Schreiber Family Trust Dated 02/08/95, and has sole voting and investment power over the shares owned by thereby. Mr. Schreiber disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(78) Includes 162,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Thimos LLC. Martin Monty is the Partner of Thimos LLC, and has sole voting and investment power over the shares owned by thereby. Mr. Monty disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(79) Includes 15,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Tobin.

(80) Tryant LLC is controlled by Jeffrey Jenson, the Company’s former President and director.

(81) Includes 73,620 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Tsamasfyros.

(82) Consists of 160,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Unsworth.

(83) Includes 36,810 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Vago.

(84) Includes 27,607 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Weinberg.

(85) Consists of 15,460 shares of common stock issuable upon exercise of currently exercisable warrants held by WestPark Capital, Inc. Tony Pinsopolous is the President of WestPark Capital, Inc., and has sole voting and investment power over the shares owned by thereby. Mr.Pinsopolus disclaims beneficial ownership of these shares, except to the extent of his/her pecuniary interest therein.

(86) Includes 6,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Whitenack.

(87) Includes 1,775,379 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Winfield. An aggregate of 272,714 of the offered shares are subject to certain agreements Mr. Winfield has with the Company that at no time will he beneficially own more than 9.9% of the Company’s outstanding Common Stock.

(88) Includes 30,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Wu.

(89) Consists of 583 shares of common stock issuable upon exercise of currently exercisable warrants held by Ms. Yalaz-Angell.

(90) Includes 24,000 shares of common stock issuable upon exercise of currently exercisable warrants held by Mr. Yarlagadda.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

LEGAL MATTERS

Hodgson Russ LLP, 1540 Broadway, 24th Floor, New York, New York, 10036 will opine upon the validity of the common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Emerald Dairy Inc. as of and for the years ended September 30, 2006 and 2005 appearing in this prospectus have been audited by Murrell, Hall & McIntosh, LLP, Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

Effective as of November 19, 2007, the Company dismissed Mantyla McReynolds, LLC as its independent accountants. Mantyla McReynolds, LLC had previously been engaged as the principal accountant to audit the Company’s financial statements. The reason for the dismissal of Mantyla McReynolds, LLC is that, following the consummation of the Merger on October 9, 2007 (a) the former stockholders of AIDH owned a majority of the outstanding shares of the Company’s Common Stock, and (b) the Company’s primary business became the business previously conducted by AIDH. The independent registered public accountant of AIDH was the firm of Murrell, Hall, McIntosh & Co., PLLP. The Company believes that it is in its best interest to have Murrell, Hall, McIntosh & Co., PLLP continue to work with its business, and we therefore retained Murrell, Hall, McIntosh & Co., PLLP as our new independent registered accounting firm, effective as of November 19, 2007.

The decision to change accountants was approved by our Board of Directors on November 19, 2007.

The report of Mantyla McReynolds, LLC on our December 31, 2006 financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years, and through the date of dismissal on November 19, 2007, there were no disagreements with Mantyla McReynolds, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Mantyla McReynolds, LLC, would have caused it to make reference to the matter in connection with its reports.

The Company made the contents of this Current Report available to Mantyla McReynolds, LLC and requested it to furnish a letter addressed to the SEC as to whether Mantyla McReynolds, LLC agrees or disagrees with, or wishes to clarify our expression of, the Company’s views, or containing any additional information. A copy of Mantyla McReynolds, LLC’s letter to the SEC is included as Exhibit 16.1 to this Current Report.

As of November 19, 2007, Murrell, Hall, McIntosh & Co., PLLP was engaged as the Company’s new independent registered public accountants. During the Company’s two most recent fiscal years, and the subsequent interim periods through August 9, 2007 (the date of engagement of Murrell, Hall, McIntosh & Co., PLLP), the Company did not consult Murrell, Hall, McIntosh & Co., PLLP regarding either: (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Effective as of January 25, 2008, Emerald Dairy Inc. (the “Company”) dismissed Murrell, Hall, McIntosh & Co., PLLP as its independent registered public accounting firm. The decision to change accountants was approved by the Company’s Board of Directors as of January 14, 2008.

Prior to its dismissal, Murrell, Hall, McIntosh & Co., PLLP had neither audited any of the Company’s consolidated financial statements, nor reviewed any of the Company’s unaudited interim reports, having replaced its previous independent registered public accounting firm, Mantyla McReynolds, LLC, on November 19, 2007.

Murrell, Hall, McIntosh & Co., PLLP had previously served as independent registered public accounting firm for American International Dairy Holding Co., Inc., a privately-held Nevada corporation (“AIDH”), which became a wholly-owned subsidiary of the Company in a reverse merger transaction consummated on October 9, 2007. In connection with their services in this capacity, Murrell, Hall, McIntosh & Co., PLLP had:

•	audited AIDH’s financial statements for the fiscal years ended December 31, 2006 and 2005, incorporated into the Form 8-K the Company filed on October 15, 2007;

•	reviewed AIDH’s unaudited financial statements for the six months ended June 30, 2007 and 2006, incorporated into the Form 8-K the Company filed on October 15, 2007; and

•	reviewed AIDH’s unaudited financial statements for the nine months ended September 30, 2007 and 2006, incorporated into the Form 8-K the Company filed on November 19, 2007.

From the date of Murrell, Hall, McIntosh & Co., PLLP’s engagement, through the date of dismissal, there were no disagreements with Murrell, Hall, McIntosh & Co., PLLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Murrell, Hall, McIntosh & Co., PLLP, would have caused it to make reference to the matter in connection with its reports. In addition, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-B.

The Company made the contents of this Current Report available to Murrell, Hall, McIntosh & Co., PLLP and requested it to furnish a letter addressed to the SEC as to whether Murrell, Hall, McIntosh & Co., PLLP agrees or disagrees with, or wishes to clarify our expression of, the Company’s views, or containing any additional information. A copy of Murrell, Hall, McIntosh & Co., PLLP’s letter to the SEC is included as Exhibit 16.1 to this Current Report.

As of January 25, 2008, Windes & McClaughry Accountancy Corporation was engaged as the Company’s new independent registered public accountants. During the Company’s two most recent fiscal years, and the subsequent interim period through January 25, 2008 (the date of engagement of Windes & McClaughry Accountancy Corporation), the Company did not consult Windes & McClaughry Accountancy Corporation regarding either: (a) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements, and other information with the Securities and Exchange Commission, or SEC. We have also filed a registration statement on Form SB-2 (Commission file No. 333-132165), including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and our other filed reports, proxy statements, and other information at the SEC's Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of the materials filed with the SEC can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information about us and the securities being offered under this prospectus, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

FINANCIAL STATEMENTS

Emerald Dairy, Inc. and Subsidiaries
Consolidated Balance Sheet
September 30, 2007
(Unaudited)

ASSETS
2007

Current Assets
Cash and cash equivalents	$3,795,003
Trade accounts receivable	4,937,487
Advance to suppliers and other receivables	524,067
Inventories	2,394,382
Total current assets	11,650,939

Property and equipment, net	2,353,322

$14,004,261

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,349,390
Advances from employees	287,600
Taxes payable	240,646
Notes payable	266,667
Loan from shareholder	2,191,285
Total current liabilities	5,335,588

Stockholders' Equity
Common stock ($0.001 par value, 100,000,000 shares authorized,
24,999,970 issued and outstanding at September 30, 2007)	25,000
Additional paid-in capital	994,881
Accumulated other comprehensive income	470,093
Retained earnings	7,178,699
Total stockholders' equity	8,668,673

$14,004,261

The accompanying notes are an integral part of these financial statements.

Emerald Dairy, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006

Sales	$20,971,555	$11,882,757

Cost of Goods Sold	13,853,290	7,579,002

Gross Profit	7,118,265	4,303,755

Operating Expenses
Selling expenses	3,427,327	2,480,812
Administrative	558,105	333,309
Depreciation and amortization	36,844	26,446
Total operating expenses	4,022,276	2,840,567

Other Income (Expense)
Interest Income	3,597	658
Interest Expense	(14,050)	(4,613)
Total other income (expense)	(10,453)	(3,955)

Net Income Before Provision for Income Tax	3,085,536	1,459,233

Provision for Income Taxes
Current	148,594	36,434
Deferred	-	-
	148,594	36,434

Net Income	$2,936,942	$1,422,799

Basic and Diluted Earnings Per Share	$0.12	$0.57

Basic and Diluted Weighted Average Shares Outstanding	24,999,970	2,499,970

The Components of Other Comprehensive Income
Net Income	$2,936,942	$1,422,799
Foreign currency translation adjustment	212,472	96,868

Comprehensive Income	$3,149,414	$1,519,667

The accompanying notes are an integral part of these financial statements.

Emerald Dairy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	2007	2006
Cash flows from operating activities
Net Income	$2,936,942	$1,422,799
Adjustments to reconcile net cash provided by
operating activities
Depreciation and amortization	166,973	123,069
Net change in assets and liabilities
Accounts receivable	(749,786)	(2,885,208)
Other receivables	(248,040)	(77,646)
Inventory	(810,073)	(420,659)
Accounts payable and accrued liabilities	212,269	2,685,231
Advances by employees	14,452	(185,388)
Taxes payable	39,728	38,264

Net cash provided by operating activities	1,562,465	700,462

Cash flows from investing activities
Purchases of fixed assets	(689,983)	(548,846)

Net cash (used in) investing activities	(689,983)	(548,846)

Cash flows from financing activities
Advances from shareholders	2,000,000	-
Advances on notes payable	266,667	-
Payments on notes payable	-	(117,139)

Net cash provided by (used in) financing activities	2,266,667	(117,139)

Effect of exchange rate	14,690	27,828

Net increase in cash	3,153,839	62,305

Cash and cash equivalents at beginning of year	641,164	318,594

Cash and cash equivalents at end of year	$3,795,003	$380,899

Supplemental disclosure of cash flow information

Interest paid	$14,050	$4,613
Enterprise incomes taxes paid	$215,859	$-

The accompanying notes are an integral part of these financial statements.

Emerald Dairy, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
For the Years Ended December 31, 2006 and 2005
And the Nine Months Ended September 30, 2007

	Common Stock				Accumulated
	Number		Additional	Retained	Other	Total
	of	Par	Paid-In	Earnings	Comprehensive	Stockholders'
	Shares	Value	Capital	(Deficit)	Income	Equity

Balance at December 31, 2004	24,999,970	$25,000	$994,881	$825,982	$-	$1,845,863

Foreign currency translation adjustment	-	-	-	-	113,732	113,732

Net income for the year ended
December 31, 2005	-	-	-	723,150	-	723,150

Balance at December 31, 2005	24,999,970	25,000	994,881	1,549,132	113,732	2,682,745

Foreign currency translation adjustment	-	-	-	-	143,889	143,889

Net income for the year ended
December 31, 2006	-	-	-	2,692,625	-	2,692,625

Balance at December 31, 2006	24,999,970	$25,000	$994,881	$4,241,757	$257,621	$5,519,259

Foreign currency translation adjustment					212,472	212,472

Net income for the nine months ended
September 30, 2007				2,936,942		2,936,942

	24,999,970	$25,000	$994,881	$7,178,699	$470,093	$8,668,673

The accompanying notes are an integral part of these financial statements.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

1.    Description of Business

Prior to October 9, 2007, the Company was a public shell company, that was organized pursant to the laws of the State of Nevada, without material assets or activities. On October 9, 2007, the Company completed a reverse merger, pursuant to which the Company’s wholly-owned subsidiary merged with and into a private company, American International Dairy Holding Co., Inc. (“AIDH”), with such private company being the surviving company and the Company’s name changed to Amnutria Dairy, Inc.. In connection with this reverse merger, the Company discontinued its former business and succeeded to the business of AIDH as its sole line of business. For financial reporting purposes, AIDH, and not the Company, is considered the accounting acquirer. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of AIDH and do not include the Company’s historical financial results.

American International Dairy Holdings, Inc. (the “Company” or “AIDH”), a Nevada corporation, was formed in 2005 for the purpose of acquiring the stock in Heilonjang Xing An Ling Dairy, Co. On May 30, 2005, AIDH, pursuant to the Share Transfer Agreement acquired Heilonjiang Xing An Ling Dairy Co. Limited, (XAL) a corporation formed on September 8, 2003 in Heilonjiang Providence, The People’s Republic of China. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

XAL is a dairy company engaged in manufacturing of milk powder, bean powder, bean milk powder and solid beverage and repackaging of rice powder.

Prior to September 23, 2006 XAL owned 57.69% of Heilongjiang Beian Nongken Changxing LvBao Dairy Limited Liability Company (“LvBao”) with the remaining balance being held by the Company’s sole shareholder. On September 23, 2006, the remaing 42.31% ownership in LvBao was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes. LvBao was formed on January 20, 2000 and is engaged in manufacturing and sales of dairy products.

2.    Basis of Preparation of Financial Statements

XAL and LvBao maintain their books and accounting records in Renminbi (“RMB”).

The financial statements have been prepared in order to present the consolidated financial position and consolidated results of operations in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in terms of US dollars (see paragraph “Foreign Currency” below).

3.    Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries, XAL and LvBao. All inter-company transactions and balances were eliminated.

Use of estimates - The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Significant estimates included values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock warrant valuation. Actual results may differ from these estimates.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value. Substantially all of the Company’s cash is held in bank accounts in The Peoples Republic of China and is not protected by FDIC insurance or any other similar insurance.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overheads, taking into account the stage of completion.

Accounts receivable - The Company use the allowance method to account for uncollectible accounts receivable. As of September 30, 2007 and 2006 all accounts receivable were considered collectible and these was no allowance for bad debts.

Property and equipment - Property and equipment is stated at the historical cost, less accumulated depreciation. Land use rights are being amortized to expense on a straight line basis over the life of the rights. Depreciation on property, plant and equipment is provided using the straight-line method over the estimated useful lives of the assets after taking into account a 5% residual value for both financial and income tax reporting purposes as follows:

Land use rights	50 years
Buildings	30 years
Communication Equipment, plant and machinery	10 - 30 years
Motor vehicles	10 years
Diary cows	5 years
Furniture, Fixtures, and Equipment	5 - 10 years

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the Statements of Operations.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at September 30, 2007

Intangible Assets - Intangible assets consist of land use rights acquired by the Company and are amortized over the lives of the rights agreements, which is fifty years. The Company evaluates the carrying value of intangible assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the intangible asset below its carrying amount. There were no impairments recorded during the year ended December 30, 2006.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

Foreign Currency - The Company’s principal country of operations is in The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within shareholders’ equity. Translation adjustments for the nine months periods ended September 30, 2007 and 2006 totaled $212,472 and $96,868 respectively.

As of September 30, 2007 and 2006 the exchange rate was 7.5 Yuan and 7.9 Yuan per U.S. Dollar.

Income recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. The Company believes that these criteria are satisfied upon customers download prepaid study materials.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable

Advertising - The Company expensed advertising costs the first time the respective advertising took place. These costs were included in selling, general and administrative expenses. The total advertising expenses incurred for nine months ended September 30, 2007 and 2006 were $78,683 and $248,751, respectively.

Product display fees - The Company has entered into a number of agreements with the resellers of its products, whereby the Company pays the reseller an agreed upon amount to display its products. As prescribed by the Emerging Issues Task Force Issue 01-09: Accounting for Consideration Given by a Vendor to a Customer, the Company has reduced sales by the amounts paid under these agreements. For the nine months ended September 30, 2007 and 2006 these totaled $469,740 and $120,308, respectively.

Shipping and handling costs - The Company's shipping and handling costs are included in cost of sales for all periods presented

Earnings per share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common share shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. As of September 30, 2007 and 2006 the Company had no common stock equivalents outstanding.

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company does not accrue United States income tax on unremitted earnings from foreign operations as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council which came into effect on January 1, 1994, , income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. XAL enjoyed a 100% exemption from enterprise income taxes starting on January 10, 2006 do it is classification as a “Wholly Foreign Owned Enterprise”. On March 16, 2007, The People’s Republic of China enacted a new Enterprise Income Tax Law, for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to say in place through 2012 with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. This exemption will end on January 10, 2008, at which time XAL will qualify under the current tax structure for a 50% reductions in the statutory enterprise income tax rates for an additional three years. The enterprise income tax expense of $148,594 and $36,434 as of September 30, 2007 and 2006 respectively, were incurred at the LvBao level which is not subject to Wholly Foreign Owned subsidiary rules.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. There were no material timing differences which would give rise to deferred income tax assets or liabilities at September 30, 2007.

A provision has not been made at September 30, 2007 for U.S. or additional foreign withholding taxes on approximately $5,803,000 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

In 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, which clarifies the application of SFAS 109 by defining a criterion that an individual income tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and provides guidance on measurement, derecognition, classification, accounting for interest and penalties, accounting in interim periods, disclosure and transition. In accordance with the transition provisions, the company adopted FIN 48 effective January 1, 2007.

The Company recognizes that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the state. However, the Company cannot reasonably quantify political risk factors and thus must depend on guidance issued by current state officials.

Based on all known facts and circumstances and current tax law, the company believes that the total amount of unrecognized tax benefits as of September 30, 2007, is not material to its results of operations, financial condition or cash flows. The company also believes that the total amount of unrecognized tax benefits as of September 30, 2007, if recognized, would not have a material effect on its effective tax rate. The Company further believes that there are no tax positions for which it is reasonably possible, based on current Chinese tax law and policy, that the unrecognized tax benefits will significantly increase or decrease over the next 12 months producing, individually or in the aggregate, a material effect on the company’s results of operations, financial condition or cash flows.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies - A related company is a company in which a director or an officer has beneficial interests in and in which the Company has significant influence.

Retirement benefit costs - According to The People’s Republic of China regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 23.5% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program

Fair value of financial instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of September 30, 2007 because of the relatively short-term maturity of these instruments.

Recent accounting pronouncements - In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees . Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect were required upon The Company’s adoption of SFAS No. 123(R) as the Company had no outstanding share awards as of the date of adoption and has not issued any share based awards during 2006.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. Implementation of FIN 48 has had no material effect on the Company’s financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 had no impact on the Company’s results from operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007. Therefore, we anticipate adopting this standard as of January 1, 2008. Management has not determined the effect, if any, the adoption of this statement will have on our financial condition or results of operations.

In September 2006, the FASB issued Statement No. 158,“Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on December 31, 2006 and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

4.    Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

For the nine months ended September 30, 2007 and 2006, no single customer accounted for 10% or more of sales revenues.

As of September 30, 2007 the Company had no insurance coverage of any kind. Accrual for losses is not recognized until such time as an uninsured loss has occurred.

5.    Cash and Cash Equivalents

As of September 30, 2007, Cash and cash equivalents consist of the following:

2007
Cash on hand	$3,786
Cash in banks	3,791,217
$3,795,003

6.    Inventory

As of September 30, 2007 Inventory consisted of the following:

2007
Raw materials	$1,797,336
Work in process	532,687
Finished goods	57,253
Repair parts	7,106
$2,394,382

7.    Property and Equipment

As of September 30, 2007, Property and Equipment consist of the following:

2007
Land use rights	$65,056
Building	986,243
Plant and Machinery	1,494,291
Motor vehicles	409,239
Dairy cows	200,783
Office equipment	35,558
3,191,170
Less: Accumulated depreciation	(837,848)
$2,353,322

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

For the nine months ended September 30, 2007 and 2006 depreciation expenses totaled $166,973 and $123,069 respectively of which $130,129 and $96,623 respectively were included as a component of cost of goods sold.

8.     Notes Payable

September 30, 2007
Bank loan dated January 10, 2007, due January 9, 2008 with a interest rate of 7.96%, interest to be paid monthly.	$266,667
$266,667

9.     Income Taxes

On May 30, 2005, American International Dairy Holdings, Inc. executed a Share Transfer Agreement with Heilongjian Xing An Ling Dairy Co., Ltd., a corporation organized and existing under the laws of People’s Republic of China. XAL applied to be as a foreign invested company right after the share transfer, which business license has been approved as a foreign invested company on January 10, 2006. According to Chinese taxation policy, there is income tax exemption for 2 years and half for 3 years suitable to foreign invested company, advanced Technology Company or software Development Company. XAL is a Company under the first category. Therefore the Company enjoys this income tax exemption policy from January 10, 2006 the date approval as a foreign invested company. The Company received a 100% tax holiday as of January 10, 2006. On January 10, 2008 the Company’s tax exemption will be reduced to 50% of the prevailing tax rate and will continue at this reduced rate for three additional years.

LvBao is currently subject to Enterprise income tax at a rate of 15%.

A reconciliation of the provision for income taxes with amounts determined by the U.S. federal income tax rate to income before income taxes is as follows.

	Nine months Ended September 30,
	2007	2006
Computed tax at the federal statutory rate of 34%	$1,049,082	$496,139
Less adjustment to EIT statutory rate of 15%	(586,252)	(277,254)

Benefit of tax holiday	(314,236)	(182,451)

Income tax expense per books	$148,594	$36,434

The tax holiday resulted in tax savings as follows:

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

	Nine months Ended September 30,
	2007	2006

Tax savings	$314,236	$182,451

Benefit per share
Basic	$.01	$.01
Diluted	$.01	$.01

There were no significant timing differences between financial and enterprise income tax report at September 30, 2007 or 2006.

10.  Employee Retirement Benefits and Post Retirement Benefits

According to the Heilongjiang Provincial regulations on state pension program, both employees and employers have to contribute toward pensions. The pension contributions range from 8% that was contributed by individuals (employees) and the Company is required to make contributions to the state retirement plan based on 20% of the employees’ monthly basic salaries. Employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. During the nine months ended September 30, 2007 and 2006, the Company contributed $69,378 and $53,976 in pension contributions.

11.  Loans from Shareholder

On May 28, 2006 the Company purchased machinery, facilities, housing and 100 cows from a shareholder of the Company for a note of $191,285, which approximated his cost in these assets. The note does not bear interest and is due on demand.

During the nine months ended September 30, 2007 a shareholder loaned the Company $2,000,000. The note does not bear interest and is due on demand.

12.  Commitments and Contingencies

No government approvals are required to conduct the Company’s principal operations, and the Company is not aware of any probable governmental regulation of our business sectors in the near future. Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

13.  Operating Leases

The company leases various distribution facilities. All leases are on an annual basis and commence on January 1, of each year. For the nine months ended September 30, 2007 and 2006, the Company incurred rental expense of $62,883 and $42,200 respectively. As of September 30, 2007, the Company had outstanding lease commitments totaling $52,449, all of which were due within the next year.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

14.  Subsequent events

Merger

On October 9, 2007, the Company, entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”) with AIDH Acquisition, Inc., a newly formed, wholly-owned Nevada subsidiary of the Company (“Acquisition Sub”), Tryant, and American International Holding Co., Inc., a privately-held Nevada corporation (“AIDH”). Upon consummation of the merger transaction contemplated under the Merger Agreement (the “Merger”), among other things:

•	Acquisition Sub merged with and into AIDH, and AIDH, as the surviving corporation, became a wholly-owned subsidiary of the Company;

•
each share of AIDH’s capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1.020833 shares of the Company’s Common Stock (an aggregate of 24,305,546 shares of the Company’s Common Stock were issued to the holders of AIDH’s capital stock);

•	AIDH’s officers and directors replaced the Company’s officers and directors as officers and directors for the Company; and

•	the Company succeeded to the business of AIDH as its sole line of business.

Private Offerings

On October 9, 2007 (the “Closing Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “First Investor”), pursuant to which the Company sold the First Investor 1,333,333 units of securities of the Company, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 additional shares of Common Stock, at an exercise price of $0.94 per share, and (iii) two-year warrants to purchase 1,333,333 additional shares of Common Stock, at an exercise price of $1.50 per share (collectively (ii) and (iii), the “First Investor Warrants”), for an aggregate purchase price of $1,000,000 (the “First Offering”).

In addition, on the Closing Date, the Company entered into a Securities Purchase Agreement with certain additional accredited investors (the “Initial Purchasers”), for the purchase and sale, in one or more closings to occur on or prior to October 31, 2007 (each, a “Closing”), of units of securities of the Company aggregating a minimum of $3,000,000 and a maximum of $8,000,000 (the “Units”), each Unit to consist of: (i) one (1) share of the Company’s Common Stock; (ii) a warrant to purchase that number of shares of the Company’s Common Stock equal to twenty (20%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share); and (iii) a warrant to purchase that number of shares of the Company’s Common Stock equal to one hundred (100%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share), for a purchase price of $1.63 per Unit.

As of the Closing Date, the Company sold an aggregate of 2,061,227 Units to the Initial Purchasers, consisting of (i) 2,061,227 shares of Common Stock, (ii) three-year warrants to purchase 412,245 additional shares of Common Stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii) two-year warrants to purchase 2,061,227 additional shares of Common Stock, at an exercise price of $3.26 per share (the “Class B Warrants”), for an aggregate purchase price of $3,359,800 (the “Initial Placement”).

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

On October 19, 2007 (the “Additional Closing Date”), the Company entered into Purchase Agreements with certain additional accredited investors (the “Additional Purchasers”), pursuant to which it sold to the Additional Purchasers 2,846,746 Units, consisting of (i) 2,846,746 shares of Common Stock, (ii) 569,346 additional Class A Warrants, and (iii) 2,846,746 additional Class B Warrants, for an aggregate purchase price of $4,640,200 (the “Additional Placement,” and together with the Initial Placement, the “Second Offering”).

As of the Closing Date and the Additional Closing Date, the Company entered into Registration Rights Agreements (each, a “Registration Rights Agreement,” and collectively the “Registration Rights Agreements”) with the Investor, the Initial Purchasers and the Additional Purchasers (collectively, the “Investors”), pursuant to which it agreed that within thirty (30) business days of the Closing Date (the “Filing Date”), the Company will file a registration statement with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) covering the resale of (i) the shares of Common Stock purchased in the First Offering and Second Offering (collectively, the “Offerings”) (the “Purchased Shares”), (ii) the Common Stock issuable upon exercise of the First Investor Warrants, (iii) the Common Stock issuable upon exercise of the Class A Warrants, and (iv) the Common Stock issuable upon the exercise of the Class B Warrants (collectively (i), (ii), (iii) and (iv), the “Registrable Securities”). Further, the Company agreed to use its best efforts to (i) cause the Registration Statement to be declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, and (ii) keep the Registration Statement continuously effective until two (2) years after the Closing Date, subject to normal and customary blackout periods.

Pursuant to the Registration Rights Agreements, the Company will be required to pay liquidated damages (payable in cash in arrears at the end of each month during which a registration default occurs and is continuing) to the holders of the Purchased Shares, the First Investor Warrants, the Class A Warrants, the Class B Warrants, or the Common Stock issued upon exercise of the First Investor Warrants, Class A Warrants and Class B Warrant (collectively, the “Securities”) if (i) the Company fails to file the Registration Statement within thirty (30) business days from the Closing Date, (ii) the Commission does not declare the Registration Statement effective within ninety (90) days of the Filing Date (or one hundred eighty (180) days in the event of a review by the Commission) (the “Effectiveness Date”), (iii) the Company fails to request acceleration of effectiveness within five (5) business days of a notice of no further review from the Commission, (iv) the Company fails to respond to the Commission within ten (10) business days of receipt by the Company of any comments on the Registration Statement, or (v) after it has been declared effective, the Registration Statement ceases to be effective or available or if the Company suspends the use of the prospectus forming a part of the Registration Statement (A) for more than thirty (30) days in any period of 365 consecutive days if the Company suspends in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its board of directors, makes it appropriate to so suspend or which renders the Company unable to comply with SEC requirements, or (B) for more than sixty (60) days in any period of 365 consecutive days for any reason. The liquidated damages will accumulate at the rate of one and one-half percent (1.5%) of the purchase price paid by the Investors for the Securities offered for each thirty (30) day period during which a registration default is continuing.

Notwithstanding anything to the contrary stated in the Registration Rights Agreements, the Company shall be entitled to limit the Registrable Securities to the extent necessary to avoid any issues arising from the recent interpretations by the SEC of Rule 415 of the Securities Act of 1933, as amended.

As of September 24, 2007, the Company entered into a Placement Agent Agreement with Legend Merchant Group, Inc. (“Legend”), pursuant to which Legend will be paid at each Closing of the Second Offering a fee of eight percent (8%) (the “Legend Placement Fee”) of the aggregate subscription price of the Units to be closed thereupon that are purchased by investors introduced to the Company by Legend (the “Legend Investors”). Legend shall also receive three-year warrants (the “Legend Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the Legend Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback registration rights” to Legend, with respect to shares of Common Stock underlying the Legend Warrants. Neither the amount of the Legend Placement Fee to be paid, nor the number of Legend Warrants to be issued, can be determined until the final Closing of the Second Offering.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

As of September 27, 2007, the Company entered into a Placement Agent Agreement with WestPark Capital, Inc. (“WestPark”), pursuant to which WestPark will be paid at each Closing of the Second Offering a fee of eight percent (8%) (the “WestPark Placement Fee”) of the aggregate subscription price of the Units to be closed thereupon that are purchased by investors introduced to the Company by WestPark (the “WestPark Investors”). WestPark shall also receive three (3) year warrants (the “WestPark Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the WestPark Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback registration rights” to WestPark, with respect to shares of Common Stock underlying the WestPark Warrants. Neither the amount of the WestPark Placement Fee to be paid, nor the number of WestPark Warrants to be issued, can be determined until the final Closing of the Second Offering.

As of October 9, 2007, the Company entered into a Finder’s Fee Agreement with WestPark, pursuant to which WestPark will be paid a fee of eight percent (8%) (the “WestPark Finder’s Fee”) on $480,000 in funds received by the Company from investors WestPark referred to the Company prior to September 27, 2007. WestPark shall also receive three (3) year warrants (the “WestPark Additional Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the WestPark Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback registration rights” to WestPark, with respect to shares of Common Stock underlying the WestPark Additional Warrants. Neither the amount of the WestPark Placement Fee to be paid, nor the number of WestPark Additional Warrants to be issued, can be determined until the final Closing of the Second Offering.

As of October 9, 2007, the Company entered into an oral agreement with John Winfield, pursuant to which Mr. Winfield will be paid a finder’s fee of eight percent (8%) (the “Winfield Finder’s Fee”) of the aggregate subscription price of the Units that are purchased by investors introduced to the Company by Mr. Winfield (the “Winfield Investors”). Mr. Winfield shall also receive three (3) year warrants (the “Winfield Finder Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the Winfield Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback registration rights” to Mr. Winfield, with respect to shares of Common Stock underlying the Winfield Finder Warrants. Neither the amount of the Winfield Finder’s Fee to be paid, nor the number of Winfield Placement Warrants to be issued, can be determined until the final Closing of the Second Offering.

Share Repurchase

On October 9, 2007, the Company entered into a Share Repurchase Agreement with a shareholder (the “Share Repurchase Agreement”), pursuant to which the Company repurchased 1,944,444 shares of its issued and outstanding Common Stock from such shareholder for an aggregate purchase price of $3,169,444 (the “Repurchase Transaction”). The repurchased shares have been returned to treasury stock.

At the time of the Repurchase Transaction, the Company entered into Put/Call Agreements with two (2) of its shareholders (the “Put/Call Shareholders”), pursuant to which the Put/Call Shareholders granted the Company an option to repurchase an aggregate of 1,944,444 shares (the “Put/Call Shares”) from the Put/Call Shareholders (the “Call Option”), for an exercise price of $1.63 per share (the “Call Option Price”), if the following conditions have been met (the “Call Option Conditions”):

•
Either (i) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares has been declared effective by the Commission, and has been kept continuously effective by the Company, or (B) all of the Put/Call Shares are available for sale without registration pursuant to Rule 144(k); and

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

•
The closing price of a share of Common Stock of the Company as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date that the Call Option Exercise Notice is given by the Company.

The Company may only exercise its Call Option by delivering a written notice (a “Call Option Exercise Notice”) to the Put/Call Shareholders within thirty (30) days of such time as all of the Call Option Conditions have been met. The Call Option may be exercised for all, but not less than all, of the Put/Call Shares. The repurchase shall be consummated within ninety (90) days following the date of the Call Option Exercise Notice.

In addition, the Put/Call Shareholders shall have the right to cause the Company to repurchase the Put/Call Shares from the Put/Call Shareholders (the “Put Right”), for a price of $1.63 per share (the “Put Purchase Price”), if:

•	the Company fails to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions have been met; or

•	the Company consummates a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

•
the Company fails to (i) file the Registration Statement within thirty (30) business days of the Closing Date (the “Filing Date”), (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144(k); or

•	the Company fails to consummate a Qualified Offering within two (2) years of the date hereof (each of the aforementioned conditions, a “Put Right Trigger”).

The Put/Call Shareholders shall exercise their Put Right by giving written notice (“Put Exercise Notice”) of their exercise of the Put Right to the Company within thirty (30) days of a Put Right Trigger. The Put/Call Shareholders may only exercise their Put Right as to all, but not less than all, of the Put/Call Shares. Upon exercise of the Put Right by the Shareholder, the repurchase of the Put/Call Shares by the Company shall be consummated within ninety (90) days following the date of the Put Exercise Notice.

Name and Symbol Change

On October 9, 2007, the Company’s Board of Directors approved the amendment of its Articles of Incorporation in order to change the Company’s name from “Micro-Tech Identification Systems, Inc.” to “Amnutria Dairy Inc.” Article XIV of the Company’s Articles of Incorporation, as amended, provides that the Board of Directors shall have the right to change the name of the Company without shareholder approval to a name that reflects the industry of business in which the Company’s business operations are conducted. Therefore, the Company did not obtain shareholder consent for the Name Change. On October 9, 2007, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada.

Emerald Dairy, Inc. and Subsidiaries
Footnotes to Consolidated Financial Statements
September 30, 2007 and 2006

In connection with the Name Change, the Company was issued a new trading symbol of “AUDY.OB” for quotation on the OTC Bulletin Board of the Financial Industry Regulatory Authority (FINRA).

Change of Fiscal Year

On October 9, 2007, the Company’s Board of Directors approved a change in the Company’s fiscal year from a fiscal year ending March 31 to a fiscal year ending on December 31. The change in the Company’s fiscal year took effect as of October 9, 2007 and, therefore, there will be no transition period in connection with this change of fiscal year-end. The Company’s 2007 fiscal year will end on December 31, 2007.

Rescission and Reissuance of Tryant Shares

On August 30, 2007, the Company issued 518,856 “restricted” shares of Common Stock to Tryant, LLC (the “Tryant Shares”) in exchange for debt retirement in the amount of $12,971. Following the issuance of the above shares, Tryant owned 643,856 shares of Common stock of the Company.

As of October 9, 2007, Tryant rescinded 230,645 of the Tryant Shares. The Company reissued the rescinded Tryant Shares to certain individuals in payment of all of the Company’s outstanding payables.

The Company granted “piggyback registration rights” to the holders of the Tryant Shares, and to Tryant with respect to the additional 125,000 shares of the Company’s Common Stock it holds.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
AMERICAN INTERNATIONAL DAIRY HOLDINGS CO., INC.

We have audited the accompanying consolidated balance sheets of American International Dairy Holdings Co., Inc. and subsidiaries (the “Company”) as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required, nor have we been engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American International Dairy Holdings Co., Inc. and subsidiaries as of December 31, 2006 and 2005 and the results of their operations and cash flows for each of the two years in the period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Oklahoma City, Oklahoma
June 4, 2007

Emerald Dairy, Inc. and Subsidiaries
Consolidated Balance Sheet
December 31, 2006 and 2005

ASSETS
	2006	2005

Current Assets
Cash and cash equivalents	$641,164	$318,594
Trade accounts receivable	4,024,275	1,283,721
Advance to suppliers and other receivables	265,255	193,453
Inventories	1,522,481	691,167
Total current assets	6,453,175	2,486,935

Property and equipment, net	1,758,884	1,233,720

	$8,212,059	$3,720,655

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$2,053,719	$648,034
Advances from employees	262,488	185,388
Taxes payable	193,077	87,349
Notes payable	-	117,139
Loan from shareholder	183,516	-
Total current liabilities	2,692,800	1,037,910

Stockholders' Equity
Common stock ($0.001 par value, 30,000,000 shares authorized, 24,999,970
issued and outstanding at December 31, 2006 and 2005, respectively)	25,000	25,000
Additional paid-in capital	994,881	994,881
Accumulated other comprehensive income	257,621	113,732
Retained earnings	4,241,757	1,549,132
Total stockholders' equity	5,519,259	2,682,745

	$8,212,059	$3,720,655

The accompanying notes are an integral part of these financial statements.

Emerald Dairy, Inc. and Subsidiaries
Consolidated Statements of Operations
For the Years Ended December 31, 2006 and 2005

	2006	2005

Sales	$18,816,499	$7,905,630

Cost of Goods Sold	12,102,136	5,426,160

Gross Profit	6,714,363	2,479,470

Operating Expenses
Selling expenses	3,481,631	1,385,626
Administrative	458,870	246,726
Depreciation and amortization	37,915	22,712
Total operating expenses	3,978,416	1,655,064

Other Income (Expense)
Interest Income	678	88
Interest Expense	(4,651)	(23,675)
Total other income (expense)	(3,973)	(23,587)

Net Income Before Provision for Income Tax	2,731,974	800,819

Provision for Income Taxes
Current	39,349	77,669
Deferred	-	-
	39,349	77,669

Net Income	$2,692,625	$723,150

Basic and Diluted Earnings Per Share	$0.11	$0.03

Basic and Diluted Weighted Average Shares Outstanding	24,999,970	24,999,970

The Components of Other Comprehensive Income
Net Income	$2,692,625	$723,150
Foreign currency translation adjustment	143,889	113,732

Comprehensive Income	$2,836,514	$836,882

The accompanying notes are an integral part of these financial statements.

Emerald Dairy, Inc. and Subsidiaries
Consolidated Statements of Stockholders' Equity
For the Years Ended December 31, 2006 and 2005

	Common Stock				Accumulated
	Number		Additional	Retained	Other	Total
	of	Par	Paid-In	Earnings	Comprehensive	Stockholders'
	Shares	Value	Capital	(Deficit)	Income	Equity

Balance at December 31, 2004	24,999,970	$25,000	$994,881	$825,982	$-	$1,845,863

Foreign currency translation adjustment	-	-	-	-	113,732	113,732

Net income for the year ended
December 31, 2005	-	-	-	723,150	-	723,150

Balance at December 31, 2005	24,999,970	25,000	994,881	1,549,132	113,732	2,682,745

Foreign currency translation adjustment	-	-	-	-	143,889	143,889

Net income for the year ended
December 31, 2006	-	-	-	2,692,625	-	2,692,625

Balance at December 31, 2005	24,999,970	$25,000	$994,881	$4,241,757	$257,621	$5,519,259

The accompanying notes are an integral part of these financial statements.

Emerald Dairy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities
Net Income	$2,692,625	$723,150
Adjustments to reconcile net cash provided by
operating activities
Depreciation and amortization	163,447	111,256
Net change in assets and liabilities
Accounts receivable	(2,740,554)	(43,137)
Other receivables	(71,802)	(45,910)
Inventory	(831,314)	(111,202)
Accounts payable and accrued liabilities	1,405,685	(135,808)
Advances by employees	77,100	13,407
Taxes payable	105,728	20,845

Net cash provided by operating activities	800,915	532,601

Cash flows from investing activities
Purchases of fixed assets	(505,095)	(570,726)

Net cash (used in) investing activities	(505,095)	(570,726)

Cash flows from financing activities
Payments on notes payable	(117,139)	(64,239)

Net cash provided by financing activities	(117,139)	(64,239)

Effect of exchange rate	143,889	113,732

Net increase in cash	322,570	11,368

Cash and cash equivalents at beginning of year	318,594	307,226

Cash and cash equivalents at end of year	$641,164	$318,594

Supplemental disclosure of cash flow information

Interest paid	$4,651	$23,675
Enterprise incomes taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

1.	Description of Business

Prior to October 9, 2007, the Company was a public shell company, that was organized pursant to the laws of the State of Nevada, without material assets or activities. On October 9, 2007, the Company completed a reverse merger, pursuant to which the Company’s wholly-owned subsidiary merged with and into a private company, American International Dairy Holding Co., Inc. (“AIDH”), with such private company being the surviving company and the Company’s name changed to Amnutria Dairy, Inc.. In connection with this reverse merger, the Company discontinued its former business and succeeded to the business of AIDH as its sole line of business. For financial reporting purposes, AIDH, and not the Company, is considered the accounting acquirer. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of AIDH and do not include the Company’s historical financial results.

American International Dairy Holdings, Inc. , a Nevada corporation, was formed in 2005 for the purpose of acquiring the stock in Heilonjang Xing An Ling Dairy, Co. On May 30, 2005, AIDH, pursuant to the Share Transfer Agreement acquired Heilonjiang Xing An Ling Dairy Co. Limited, (XAL) a corporation formed on September 8, 2003 in Heilonjiang Providence, The People’s Republic of China. This transaction was treated as a recapitalization of XAL for financial reporting purposes. The effect of this recapitalization was rolled back to the inception of XAL for financial reporting purposes.

XAL is a dairy company engaged in manufacturing of milk powder, bean powder, bean milk powder and solid beverage and repackaging of rice powder.

Prior to September 23, 2006 XAL owned 57.69% of Heilongjiang Beian Nongken Changxing LvbaoDairy Limited Liability Company (“LvBao”) with the remaining balance being held by the Company’s sole shareholder. On September 23, 2006, the remaing 42.31% ownership in LvBoa was transferred to XAL and was treated as an additional capital contribution. The effect of this contribution by the sole shareholder was rolled back to September 8, 2003 for financial reporting purposes. LvBao was formed on January 20, 2000 and is engaged in manufacturing and sales of dairy products.

2.	Basis of Preparation of Financial Statements

XAL and LvBao maintain their books and accounting records in Renminbi (“RMB”).

The financial statements have been prepared in order to present the consolidated financial position and consolidated results of operations in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in terms of US dollars (see paragraph “Foreign Currency” below).

3.	Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly and majority owned subsidiaries, XAL and LvBao. All inter-company transactions and balances were eliminated. Minority interest in the net assets and earnings or losses of LvBao are reflected in the caption “Minority interest” in the Company’s Consolidated Balance Sheet and Statements of Operations.

Use of estimates - The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

Significant estimates included values and lives assigned to acquired intangible assets, reserves for customer returns and allowances, uncollectible accounts receivable, slow moving, obsolete and/or damaged inventory and stock warrant valuation. Actual results may differ from these estimates.

Cash and cash equivalents - The Company considers all highly liquid debt instruments purchased with maturity period of three months or less to be cash equivalents. The carrying amounts reported in the accompanying consolidated balance sheet for cash and cash equivalents approximate their fair value. Substantially all of the Company’s cash is held in bank accounts in The Peoples Republic of China and is not protected by FDIC insurance or any other similar insurance.

Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the weighted average method. Market value represents the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale.

The cost of inventories comprises all costs of purchases, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include fixed and variable production overheads, taking into account the stage of completion.

Accounts receivable - The Company use the allowance method to account for uncollectible accounts receivable. As of December 31, 2006 and 2005 all accounts receivable were considered collectible and these was no allowance for bad debts.

Property and equipment - Property and equipment is stated at the historical cost, less accumulated depreciation. Land use rights are being amortized to expense on a straight line basis over the life of the rights. Depreciation on property, plant and equipment is provided using the straight-line method over the estimated useful lives of the assets after taking into account a 5% residual value for both financial and income tax reporting purposes as follows:

Land use rights	50 years
Buildings	10-30 years
Communication Equipment, Plant and Machineries	10 years
Motor vehicles	10 years
Bio-assets	5 years
Furniture, Fixtures, and Equipment	5-10 years

Expenditures for renewals and betterments were capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the Statements of Operations.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there was no impairment at December 31, 2006

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

Intangible Assets - Intangible assets consist of land use rights acquired by the Company and are amortized over the lives of the rights agreements, which is fifty years. The Company evaluates the carrying value of intangible assets during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the intangible asset below its carrying amount. There were no impairments recorded during the year ended December 31, 2006.

Foreign Currency - The Company’s principal country of operations is in The People’s Republic of China. The financial position and results of operations of the Company are determined using the local currency (“Renminbi” or “Yuan”) as the functional currency. The results of operations denominated in foreign currency are translated at the average rate of exchange during the reporting period.

Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the market rate of exchange ruling at that date. The registered equity capital denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. All translation adjustments resulting from the translation of the financial statements into the reporting currency (“US Dollars”) are dealt with as a separate component within shareholders’ equity. As of December 31, 2006 and 2005, the cumulative effects of this timing difference of $257,621 and 113,732 are reflected in accumulated other comprehensive income.

As of December 31, 2006 and 2005 the exchange rate was 7.8175 Yuan and 8.11 Yuan per U.S. Dollar.

Income recognition - Revenue is recognized in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition, which states that revenue should be recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the service has been rendered; (3) the selling price is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured.

Interest income is recognized when earned, taking into account the average principal amounts outstanding and the interest rates applicable

Advertising - The Company expensed advertising costs the first time the respective advertising took place. These costs were included in selling, general and administrative expenses. The total advertising expenses incurred for years ended December 31, 2006 and 2005 were $996,812 and $242,252, respectively.

Product display fees - The Company has entered into a number of agreements with the resellers of its products, whereby the Company pays the reseller an agreed upon amount to display its products. As prescribed by the Emerging Issues Task Force Issue 01-09: Accounting for Consideration Given by a Vendor to a Customer, the Company has reduced sales by the amounts paid under these agreements. For the year ended December 31, 2006 these totaled $284,709. The Company did not pay any display fees during the fiscal year ended December 31, 2005.

Shipping and handling costs - The Company's shipping and handling costs are included in cost of sales for all periods presented

Earnings per share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common share shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise fo common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive. As of December 31, 2006 and 2005 the Company had no common stock equivalents outstanding.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

Taxation - Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC in the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the country of operations.

The Company does not accrue United States income tax on unremitted earnings from foreign operations as it is the Company’s intention to invest these earnings in the foreign operations indefinitely.

Enterprise income tax

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the State Council which came into effect on January 1, 1994, , income tax is payable by a Wholly Foreign Owned Enterprises at a rate of 15% of their taxable income. Preferential tax treatment may, however, be granted pursuant to any law or regulations from time to time promulgated by the State Council. XAL enjoyed a 100% exemption from enterprise income taxes starting on January 10, 2006 do it is classification as a “Wholly Foreign Owned Enterprise”. On March 16, 2007, The People’s Republic of China enacted a new Enterprise Income Tax Law, for the purpose of unifying the tax treatment of domestic and foreign enterprises. This new law eliminates the preferential tax treatment for new Wholly Foreign Owned Enterprises but allows previously granted exemptions to say in place through 2012 with the exception that the statutory tax rate will increase by 2% per year from 15% in 2006 to 25% by 2012. This exemption will end on January 10, 2008, at which time XAL will qualify under the current tax structure for a 50% reductions in the statutory enterprise income tax rates for an additional three years.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A provision has not been made at December 31, 2006 for U.S. or additional foreign withholding taxes on approximately $4,258,000 of undistributed earnings of foreign subsidiaries because it is the present intention of management to reinvest the undistributed earnings indefinitely in foreign operations. Generally, such earnings become subject to U.S. tax upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

Value added tax payable in The People’s Republic of China is charged on an aggregated basis at a rate of 13% or 17% (depending on the type of goods involved) on the full price collected for the goods sold or, in the case of taxable services provided, at a rate of 17% on the charges for the taxable services provided, but excluding, in respect of both goods and services, any amount paid in respect of value added tax included in the price or charges, and less any deductible value added tax already paid by the taxpayer on purchases of goods and services in the same financial year.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

Contingent liabilities and contingent assets - A contingent liability is a possible obligation that arises from past events and whose existence will only be confirmed by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the Company. It can also be a present obligation arising from past events that is not recognized because it is not probable that outflow of economic resources will be required or the amount of obligation cannot be measured reliably.

A contingent liability is not recognized but is disclosed in the notes to the financial statements. When a change in the probability of an outflow occurs so that outflow is probable, they will then be recognized as a provision.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain events not wholly within the control of the Company.

Contingent assets are not recognized but are disclosed in the notes to the financial statements when an inflow of economic benefits is probable. When inflow is virtually certain, an asset is recognized.

Related companies - A related company is a company in which a director or an officer has beneficial interests in and in which the Company has significant influence.

Retirement benefit costs - According to The People’s Republic of China regulations on pensions, the Company contributes to a defined contribution retirement program organized by the municipal government in the province in which the Company was registered and all qualified employees are eligible to participate in the program. Contributions to the program are calculated at 22% of the employees’ salaries above a fixed threshold amount and the employees contribute 2% to 8% while the Company contributes the balance contribution of 21.5% to 15.5%. The Company has no other material obligation for the payment of retirement benefits beyond the annual contributions under this program

Fair value of financial instruments - The carrying amounts of certain financial instruments, including cash, accounts receivable, commercial notes receivable, other receivables, accounts payable, commercial notes payable, accrued expenses, and other payables approximate their fair values as of December 31, 2006 because of the relatively short-term maturity of these instruments.

Recent accounting pronouncements - In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 123(R), Share-Based Payment. SFAS 123(R) replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees . Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standard No. 123(R), Share-Based Payment, (“SFAS No. 123(R)”), using the modified prospective transition method. SFAS No. 123(R) requires equity-classified share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and to be expensed over the applicable vesting period. Under the modified prospective transition method, share-based awards granted or modified on or after January 1, 2006, are recognized in compensation expense over the applicable vesting period. Also, any previously granted awards that are not fully vested as of January 1, 2006 are recognized as compensation expense over the remaining vesting period. No retroactive or cumulative effect adjustments were required upon The Company’s adoption of SFAS No. 123(R) as the Company had not outstanding share awards as of the date of adoption and has not issued any share based awards during 2006.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement 109, Accounting for Income Taxes (“FIN 48”). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. FIN 48 is effective as of the beginning of fiscal years that start after December 15, 2006. The Company does not expect its implementation to be material to its financial statements.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). Due to diversity in practice among registrants, SAB 108 expresses SEC staff views regarding the process by which misstatements in financial statements are evaluated for purposes of determining whether financial statement restatement is necessary. SAB 108 is effective for fiscal years ending after November 15, 2006, and early application is encouraged. The adoption of SAB 108 had no impact on the Company’s results from operations or financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This statement does not require any new fair value measurements; rather, it applies under other accounting pronouncements that require or permit fair value measurements. The provisions of this statement are to be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, with any transition adjustment recognized as a cumulative-effect adjustment to the opening balance of retained earnings. The provisions of SFAS 157 are effective for the fiscal years beginning after November 15, 2007. Therefore, we anticipate adopting this standard as of January 1, 2008. Management has not determined the effect, if any, the adoption of this statement will have on our financial condition or results of operations.

In September 2006, the FASB issued Statement No. 158,“Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”), an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires (a) recognition of the funded status (measured as the difference between the fair value of the plan assets and the benefit obligation) of a benefit plan as an asset or liability in the employer’s statement of financial position, (b) measurement of the funded status as of the employer’s fiscal year-end with limited exceptions, and (c) recognition of changes in the funded status in the year in which the changes occur through comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure the plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. This Statement has no current applicability to the Company’s financial statements. Management plans to adopt this Statement on December 31, 2006 and it is anticipated the adoption of SFAS No. 158 will not have a material impact to the Company’s financial position, results of operations, or cash flows.

In February 2007, the FASB issued Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). This statement permits companies to choose to measure many financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS 159 on its consolidated financial statements.

4.	Concentrations of Business and Credit Risk

Substantially all of the Company’s bank accounts are in banks located in the PRC and are not covered by any type of protection similar to that provided by the FDIC on funds held in U.S banks.

The Company is operating in China, which may give rise to significant foreign currency risks from fluctuations and the degree of volatility of foreign exchange rates between U.S. dollars and the Chinese currency RMB.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and trade receivables, the balances of which are stated on the balance sheet. The Company places its cash in high credit quality financial institutions. Concentration of credit risk with respect to trade receivables is limited due to the Company's large number of diverse customers in different locations in China. The Company does not require collateral or other security to support financial instruments subject to credit risk.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

For the years ended December 31, 2006 and 2005, no single customer accounted for 10% or more of sales revenues.

As of December 31, 2006 the Company had no insurance coverage of any kind. Accrual for losses is not recognized until such time as an uninsured loss has occurred.

Payments of dividends may be subject to some restrictions and the following are condensed parent company only financial statements for period ended December 31, 2006.

EMERALD DAIRY, INC.
CONDENSED PARENT COMPANY ONLY BALANCE SHEETS
AS OF DECEMBER 31, 2006

Current assets:
Cash	$-

Total current assets	-

Investment in subsidiaries, reported on equity method	5,519,259

Total assets	$5,519,259

Current liabilities:
Accounts payable and accrued expenses	$-

Total current liabilities	-

Stockholders' equity:

Common stock, $.001 par value; 100,000,000 shares
authorized; 24,999,970 shares issued and outstanding
December 31, 2006	25,000
Additional paid-in capital	994,881
Retained earnings	4,241,757
Accumulated other comprehensive income	257,621
Total stockholders' equity	5,519,259
Total liabilities and stockholders' equity	$5,519,259

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

AMNUTRIA DAIRY, INC.
CONDENSED PARENT COMPANY ONLY INCOME STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2006
SALES	$--
OPERATING AND ADMINISTRATIVE
EXPENSES:
General and administrative expenses	--

Income from operations	--

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated
subsidiaries	2,692,625

INCOME BEFORE INCOME TAXES	2,692,625

(PROVISION FOR) BENEFIT FROM
INCOME TAXES	--

NET INCOME	$2,692,625

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

AMNUTRIA DAIRY, INC.
CONDENSED PARENT COMPANY ONLY STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,692,625
Adjustments to reconcile net income to
operating activities -
Less : Equity in earnings of unconsolidated	--
subsidiaries	(2,692,625)
Net cash (used in) operating activities	(2,692,625)

CASH FLOWS FROM INVESTING ACTIVITIES:

CASH FLOWS FROM FINANCING ACTIVITIES:

Effect of exchange rate change on cash and
cash equivalents	--

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS	--

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	--

CASH AND CASH EQUIVALENTS, END OF PERIOD	$--

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$--
Income taxes paid	$--

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

Amnutria Dairy, Inc.
Notes to Condensed Parent Company Only Financial Statements

Note 1 - These condensed parent company only financial statements should be read in connection with the consolidated financial statements and notes thereto.

5.	Cash and Cash Equivalents

As of December 31, 2006 and 2005, Cash and cash equivalents consist of the following:

	2006	2005
Cash on hand	$184	$1,793
Cash in banks	602,476	316,802
	$602,660	$318,595

6.	Inventory

As of December 31, 2006 and 2005 Inventory consisted of the following:

	2006	2005
Raw materials	$1,096,132	$398,578
Work in process	414,190	237,339
Finished goods	4,245	43,342
Repair parts	7,914	11,908
	$1,522,481	$691,167

7.	Property and Equipment

As of December 31, 2006, Property and Equipment consist of the following:

	2006	2005
Land us rights	$61,263	$-
Building	392,826	339,702
Plant and Machinery	1,340,480	1,058,928
Motor vehicles	392,618	271,109
Biology assets and animals	180,143	-
Office equipment	34,114	11,112
	2,401,444	1,680,851
Less: Accumulated depreciation	(642,560)	(447,131)
	$1,758,884	$1,233,720

For the years ended December 31, 2006 and 2005 depreciation expenses totaled $163,447 and $111,256 respectively of which $125,532 and $88,544 respectivey were included as a component of cost of goods sold.

8.	Notes Payable

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

	December 31, 2006	June 30, 2006
Bank loan dated June 1, 2005, due June 2, 2006 with a interest rate of 9.333%	$-	$61,652
Bank loan dated September 1, 2005, due June 1, 2006 with a interest rate of 9.333%	-	55,487
	$-	$117,139

9.	Income Taxes

On May 30, 2005, American International Dairy Holdings, Inc. executed a Share Transfer Agreement with Heilongjian Xing An Ling Dairy Co., Ltd., a corporation organized and existing under the laws of People’s Republic of China. XAL applied to be as a foreign invested company right after the share transfer, which business license has been approved as a foreign invested company on January 10, 2006. According to Chinese taxation policy, there is income tax exemption for 2 years and half for 3 years suitable to foreign invested company, advanced Technology Company or software Development Company. XAL is a Company under the first category. Therefore the Company enjoys this income tax exemption policy from January 10, 2006 the date approval as a foreign invested company. The Company received a 100% tax holiday as of January 10, 2006. On January 10, 2008 the Company’s tax exemption will be reduced to 50% of the prevailing tax rate and will continue at this reduced rate for three additional years.

A reconciliation of the provision for income taxes with amounts determined by the U.S. federal income tax rate to income before income taxes is as follows.

	Year Ended December 31,
	2006	2005
Computed tax at the federal statutory rate of 34%	$928,871	$272,279
Less adjustment to EIT statutory rate of 15%	(519,075)	(152,156)

Benefit of tax holiday	(479,726)	42,454

Income tax expense per books	$39,349	$77,669

The tax holiday resulted in tax savings as follows:

	Year Ended December 31,
	2006	2005

Tax savings	$479,726	$152,156

Benefit per share
Basic	$.02	$.01
Diluted	$.02	$.01

There were no significant timing differences between financial and enterprise income tax report at December 31, 2006 or 2005.

10.	Employee Retirement Benefits and Post Retirement Benefits

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

According to the Heilongjiang Provincial regulations on state pension program, both employees and employers have to contribute toward pensions. The pension contributions range from 8% that was contributed by individuals (employees) and the Company is required to make contributions to the state retirement plan based on 22% of the employees’ monthly basic salaries. Employees in the PRC are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefit liability to these retired employees. During the years ended December 31, 2006 and 2005, the Company contributed $75,126 and $55,716 in pension contributions.

11.	Loans from Shareholder

On May 28, 2006 the Company purchased machinery, facilities, housing and 100 cows from a shareholder of the Company for a note of $183,516, which approximated his cost in these assets. The note does not bear interest and is due on demand.

12.	Commitments and Contingencies

No government approvals are required to conduct the Company’s principal operations, and the Company is not aware of any probable governmental regulation of our business sectors in the near future. Although management believes that the Company is in material compliance with the statutes, laws, rules and regulations of every jurisdiction in which it operates, no assurance can be given that the Company’s compliance with the applicable statutes, laws, rules and regulations will not be challenged by governing authorities or private parties, or that such challenges will not lead to a material adverse effect on the Company’s financial position, results of operations or cash flows.

The Company and its subsidiaries are self-insured, and they do not carry any property insurance, general liability insurance, or any other insurance that covers the risks of their business operations. As a result any material loss or damage to its properties or other assets, or personal injuries arising from its business operations would have a material adverse affect on the Company’s financial condition and operations.

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations or cash flows.

13.	Operating Leases

The company leases various distribution facilities. All leases are on an annual basis and commence on January 1, of each year. For the years ended December 31, 2006 and 2005, the Company incurred rental expense of $78,945 and $64,627,respectively. As of December 31, 2006, the Company had outstanding lease commitments totaling $78,945, all of which were due within the next year.

14.	Subsequent events

Merger

On October 9, 2007, the Company, entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”) with AIDH Acquisition, Inc., a newly formed, wholly-owned Nevada subsidiary of the Company (“Acquisition Sub”), Tryant, and American International Holding Co., Inc., a privately-held Nevada corporation (“AIDH”). Upon consummation of the merger transaction contemplated under the Merger Agreement (the “Merger”), among other things:

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

•	Acquisition Sub merged with and into AIDH, and AIDH, as the surviving corporation, became a wholly-owned subsidiary of the Company;

•
each share of AIDH’s capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1.020833 shares of the Company’s Common Stock (an aggregate of 24,305,546 shares of the Company’s Common Stock were issued to the holders of AIDH’s capital stock);

•	AIDH’s officers and directors replaced the Company’s officers and directors as officers and directors for the Company; and

•	the Company succeeded to the business of AIDH as its sole line of business.

Private Offerings

On October 9, 2007 (the “Closing Date”), the Company entered into a Securities Purchase Agreement with an accredited investor (the “First Investor”), pursuant to which the Company sold the First Investor 1,333,333 units of securities of the Company, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 additional shares of Common Stock, at an exercise price of $0.94 per share, and (iii) two-year warrants to purchase 1,333,333 additional shares of Common Stock, at an exercise price of $1.50 per share (collectively (ii) and (iii), the “First Investor Warrants”), for an aggregate purchase price of $1,000,000 (the “First Offering”).

In addition, on the Closing Date, the Company entered into a Securities Purchase Agreement with certain additional accredited investors (the “Initial Purchasers”), for the purchase and sale, in one or more closings to occur on or prior to October 31, 2007 (each, a “Closing”), of units of securities of the Company aggregating a minimum of $3,000,000 and a maximum of $8,000,000 (the “Units”), each Unit to consist of: (i) one (1) share of the Company’s Common Stock; (ii) a warrant to purchase that number of shares of the Company’s Common Stock equal to twenty (20%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share); and (iii) a warrant to purchase that number of shares of the Company’s Common Stock equal to one hundred (100%) percent of the principal dollar amount of the Units purchased, divided by the Unit Purchase Price (rounded to the nearest whole share), for a purchase price of $1.63 per Unit.

As of the Closing Date, the Company sold an aggregate of 2,061,227 Units to the Initial Purchasers, consisting of (i) 2,061,227 shares of Common Stock, (ii) three-year warrants to purchase 412,245 additional shares of Common Stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii) two-year warrants to purchase 2,061,227 additional shares of Common Stock, at an exercise price of $3.26 per share (the “Class B Warrants”), for an aggregate purchase price of $3,359,800 (the “Initial Placement”).

On October 19, 2007 (the “Additional Closing Date”), the Company entered into Purchase Agreements with certain additional accredited investors (the “Additional Purchasers”), pursuant to which it sold to the Additional Purchasers 2,846,746 Units, consisting of (i) 2,846,746 shares of Common Stock, (ii) 569,346 additional Class A Warrants, and (iii) 2,846,746 additional Class B Warrants, for an aggregate purchase price of $4,640,200 (the “Additional Placement,” and together with the Initial Placement, the “Second Offering”).

As of the Closing Date and the Additional Closing Date, the Company entered into Registration Rights Agreements (each, a “Registration Rights Agreement,” and collectively the “Registration Rights Agreements”) with the Investor, the Initial Purchasers and the Additional Purchasers (collectively, the “Investors”), pursuant to which it agreed that within thirty (30) business days of the Closing Date (the “Filing Date”), the Company will file a registration statement with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) covering the resale of (i) the shares of Common Stock purchased in the First Offering and Second Offering (collectively, the “Offerings”) (the “Purchased Shares”), (ii) the Common Stock issuable upon exercise of the First Investor Warrants, (iii) the Common Stock issuable upon exercise of the Class A Warrants, and (iv) the Common Stock issuable upon the exercise of the Class B Warrants (collectively (i), (ii), (iii) and (iv), the “Registrable Securities”). Further, the Company agreed to use its best efforts to (i) cause the Registration Statement to be declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, and (ii) keep the Registration Statement continuously effective until two (2) years after the Closing Date, subject to normal and customary blackout periods.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

Pursuant to the Registration Rights Agreements, the Company will be required to pay liquidated damages (payable in cash in arrears at the end of each month during which a registration default occurs and is continuing) to the holders of the Purchased Shares, the First Investor Warrants, the Class A Warrants, the Class B Warrants, or the Common Stock issued upon exercise of the First Investor Warrants, Class A Warrants and Class B Warrant (collectively, the “Securities”) if (i) the Company fails to file the Registration Statement within thirty (30) business days from the Closing Date, (ii) the Commission does not declare the Registration Statement effective within ninety (90) days of the Filing Date (or one hundred eighty (180) days in the event of a review by the Commission) (the “Effectiveness Date”), (iii) the Company fails to request acceleration of effectiveness within five (5) business days of a notice of no further review from the Commission, (iv) the Company fails to respond to the Commission within ten (10) business days of receipt by the Company of any comments on the Registration Statement, or (v) after it has been declared effective, the Registration Statement ceases to be effective or available or if the Company suspends the use of the prospectus forming a part of the Registration Statement (A) for more than thirty (30) days in any period of 365 consecutive days if the Company suspends in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its board of directors, makes it appropriate to so suspend or which renders the Company unable to comply with SEC requirements, or (B) for more than sixty (60) days in any period of 365 consecutive days for any reason. The liquidated damages will accumulate at the rate of one and one-half percent (1.5%) of the purchase price paid by the Investors for the Securities offered for each thirty (30) day period during which a registration default is continuing.

Notwithstanding anything to the contrary stated in the Registration Rights Agreements, the Company shall be entitled to limit the Registrable Securities to the extent necessary to avoid any issues arising from the recent interpretations by the SEC of Rule 415 of the Securities Act of 1933, as amended.

As of September 24, 2007, the Company entered into a Placement Agent Agreement with Legend Merchant Group, Inc. (“Legend”), pursuant to which Legend will be paid at each Closing of the Second Offering a fee of eight percent (8%) (the “Legend Placement Fee”) of the aggregate subscription price of the Units to be closed thereupon that are purchased by investors introduced to the Company by Legend (the “Legend Investors”). Legend shall also receive three-year warrants (the “Legend Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the Legend Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback registration rights” to Legend, with respect to shares of Common Stock underlying the Legend Warrants. Neither the amount of the Legend Placement Fee to be paid, nor the number of Legend Warrants to be issued, can be determined until the final Closing of the Second Offering.

As of September 27, 2007, the Company entered into a Placement Agent Agreement with WestPark Capital, Inc. (“WestPark”), pursuant to which WestPark will be paid at each Closing of the Second Offering a fee of eight percent (8%) (the “WestPark Placement Fee”) of the aggregate subscription price of the Units to be closed thereupon that are purchased by investors introduced to the Company by WestPark (the “WestPark Investors”). WestPark shall also receive three (3) year warrants (the “WestPark Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the WestPark Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback registration rights” to WestPark, with respect to shares of Common Stock underlying the WestPark Warrants. Neither the amount of the WestPark Placement Fee to be paid, nor the number of WestPark Warrants to be issued, can be determined until the final Closing of the Second Offering.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

As of October 9, 2007, the Company entered into a Finder’s Fee Agreement with WestPark, pursuant to which WestPark will be paid a fee of eight percent (8%) (the “WestPark Finder’s Fee”) on $480,000 in funds received by the Company from investors WestPark referred to the Company prior to September 27, 2007. WestPark shall also receive three (3) year warrants (the “WestPark Additional Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the WestPark Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback registration rights” to WestPark, with respect to shares of Common Stock underlying the WestPark Additional Warrants. Neither the amount of the WestPark Placement Fee to be paid, nor the number of WestPark Additional Warrants to be issued, can be determined until the final Closing of the Second Offering.

As of October 9, 2007, the Company entered into an oral agreement with John Winfield, pursuant to which Mr. Winfield will be paid a finder’s fee of eight percent (8%) (the “Winfield Finder’s Fee”) of the aggregate subscription price of the Units that are purchased by investors introduced to the Company by Mr. Winfield (the “Winfield Investors”). Mr. Winfield shall also receive three (3) year warrants (the “Winfield Finder Warrants”) to purchase shares of Common Stock of the Company in an amount equal to eight percent (8%) of the aggregate purchase price paid by the Winfield Investors in connection with the Second Offering, divided by $1.63. The Company has granted “piggyback registration rights” to Mr. Winfield, with respect to shares of Common Stock underlying the Winfield Finder Warrants. Neither the amount of the Winfield Finder’s Fee to be paid, nor the number of Winfield Placement Warrants to be issued, can be determined until the final Closing of the Second Offering.

Share Repurchase

On October 9, 2007, the Company entered into a Share Repurchase Agreement with a shareholder (the “Share Repurchase Agreement”), pursuant to which the Company repurchased 1,944,444 shares of its issued and outstanding Common Stock from such shareholder for an aggregate purchase price of $3,169,444 (the “Repurchase Transaction”). The repurchased shares have been returned to treasury stock.

At the time of the Repurchase Transaction, the Company entered into Put/Call Agreements with two (2) of its shareholders (the “Put/Call Shareholders”), pursuant to which the Put/Call Shareholders granted the Company an option to repurchase an aggregate of 1,944,444 shares (the “Put/Call Shares”) from the Put/Call Shareholders (the “Call Option”), for an exercise price of $1.63 per share (the “Call Option Price”), if the following conditions have been met (the “Call Option Conditions”):

•
Either (i) a registration statement (“Registration Statement”) covering the resale of the Put/Call Shares has been declared effective by the Commission, and has been kept continuously effective by the Company, or (B) all of the Put/Call Shares are available for sale without registration pursuant to Rule 144(k); and

•
The closing price of a share of Common Stock of the Company as traded on the Over-the-Counter Bulletin Board (or such other exchange or stock market on which the Common Stock may then be listed or quoted) equals or exceeds $4.08 (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for at least ten (10) consecutive trading days immediately preceding the date that the Call Option Exercise Notice is given by the Company.

The Company may only exercise its Call Option by delivering a written notice (a “Call Option Exercise Notice”) to the Put/Call Shareholders within thirty (30) days of such time as all of the Call Option Conditions have been met. The Call Option may be exercised for all, but not less than all, of the Put/Call Shares. The repurchase shall be consummated within ninety (90) days following the date of the Call Option Exercise Notice.

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005

In addition, the Put/Call Shareholders shall have the right to cause the Company to repurchase the Put/Call Shares from the Put/Call Shareholders (the “Put Right”), for a price of $1.63 per share (the “Put Purchase Price”), if:

•	the Company fails to exercise its Call Option within ten (10) days of a date on which all of the Call Option Conditions have been met; or

•	the Company consummates a private offering of not less than $5,000,000 of its securities (a “Qualified Offering”); or

•
the Company fails to (i) file the Registration Statement within thirty (30) business days of the Closing Date (the “Filing Date”), (B) have the Registration Statement declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, or (C) keep the Registration Statement continuously effective until all of the Shares are available for sale without registration pursuant to Rule 144(k); or

•	the Company fails to consummate a Qualified Offering within two (2) years of the date hereof (each of the aforementioned conditions, a “Put Right Trigger”).

The Put/Call Shareholders shall exercise their Put Right by giving written notice (“Put Exercise Notice”) of their exercise of the Put Right to the Company within thirty (30) days of a Put Right Trigger. The Put/Call Shareholders may only exercise their Put Right as to all, but not less than all, of the Put/Call Shares. Upon exercise of the Put Right by the Shareholder, the repurchase of the Put/Call Shares by the Company shall be consummated within ninety (90) days following the date of the Put Exercise Notice.

Name and Symbol Change

On October 9, 2007, the Company’s Board of Directors approved the amendment of its Articles of Incorporation in order to change the Company’s name from “Micro-Tech Identification Systems, Inc.” to “Amnutria Dairy Inc.” Article XIV of the Company’s Articles of Incorporation, as amended, provides that the Board of Directors shall have the right to change the name of the Company without shareholder approval to a name that reflects the industry of business in which the Company’s business operations are conducted. Therefore, the Company did not obtain shareholder consent for the Name Change. On October 9, 2007, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada.

In connection with the Name Change, the Company was issued a new trading symbol of “AUDY.OB” for quotation on the OTC Bulletin Board of the Financial Industry Regulatory Authority (FINRA).

Change of Fiscal Year

On October 9, 2007, the Company’s Board of Directors approved a change in the Company’s fiscal year from a fiscal year ending March 31 to a fiscal year ending on December 31. The change in the Company’s fiscal year took effect as of October 9, 2007 and, therefore, there will be no transition period in connection with this change of fiscal year-end. The Company’s 2007 fiscal year will end on December 31, 2007.

Rescission and Reissuance of Tryant Shares

Emerald Dairy, Inc. and Subsidaries
Footnotes to Consolidated Financial Statements
December 31, 2006 and 2005
On August 30, 2007, the Company issued 518,856 “restricted” shares of Common Stock to Tryant, LLC (the “Tryant Shares”) in exchange for debt retirement in the amount of $12,971. Following the issuance of the above shares, Tryant owned 643,856 shares of Common stock of the Company.

As of October 9, 2007, Tryant rescinded 230,645 of the Tryant Shares. The Company reissued the rescinded Tryant Shares to certain individuals in payment of all of the Company’s outstanding payables.

The Company granted “piggyback registration rights” to the holders of the Tryant Shares, and to Tryant with respect to the additional 125,000 shares of the Company’s Common Stock it holds.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Under Nevada Revised Statutes Section 78.138, a director or officer is generally not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

• his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

• his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of the Company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in the performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of the Company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Nevada law, the Company’s By-Laws include a provision which provides for indemnification of a director or officer by the Company against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was a director or officer, provided that the director or officer acted in good faith and in a manner he believed to be in or not opposed to the best interests of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the Common Stock being registered.

SEC registration fee	$1,272
Legal fees and expenses	$30,000
Accountants' fees and expenses	$20,000
Printing expenses	$5,000
Blue sky fees and expenses	$2,500
Transfer agent and registrar fees and expenses	$1,000
Miscellaneous	$5,000
Total:	$64,772

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

Item 26. Recent Sales of Unregistered Securities

The following is a list of securities we have sold or issued during the past three years. We believe that each of these transactions was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as otherwise noted.

The Tryant Shares

On August 30, 2007, the Company issued 518,856 “restricted” shares (the “Tryant Shares”) of Common Stock to Tryant, LLC (“Tryant”), the majority shareholder of the Company, in exchange for debt retirement in the amount of $12,971. On October 9, 2007, the Company rescinded 230,645 of the Tryant Shares, and then reissued them in payment for certain outstanding debts. The Company granted “piggyback registration rights” to the holders of the Tryant Shares.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The Merger

On October 9, 2007, the Company, entered into an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”) with AIDH Acquisition, Inc., a newly formed, wholly-owned Nevada subsidiary of the Company (“Acquisition Sub”), Tryant, and American International Holding Co., Inc., a privately-held Nevada corporation (“AIDH”), pursuant to which, as of such date, Acquisition Sub was merged with and into AIDH, and AIDH became a wholly-owned subsidiary of the Company. Upon consummation of the Merger, each share of AIDH’s capital stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 1.020833 shares of the Company’s Common Stock. As a result, the Company issued an aggregate of 24,305,546 shares of its Common Stock to the holders of AIDH’s capital stock.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The First Offering

On October 9, 2007, the Company sold to one purchaser (the “Investor”) 1,333,333 units of securities of the Company, consisting of: (i) 1,333,333 shares of Common Stock, (ii) three-year warrants to purchase 266,667 additional shares of Common Stock, at an exercise price of $0.94 per share (“Warrant No. W-1”), and (iii) two-year warrants to purchase 1,333,333 additional shares of Common Stock, at an exercise price of $1.50 per share (“Warrant No. W-2,” and together with Warrant No. W-1, the “Investor Warrants”), for an aggregate purchase price of $1,000,000 (the “First Offering”).

Warrant No. W-1 represents the right to purchase 266,667 shares of Common Stock of the Company, at an exercise price of $0.94 per share. Warrant No. W-1 will expire on October 9, 2010. Warrant No. W-1 is exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying Warrant No. W-1 is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of Warrant No. W-1 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events.

Warrant No. W-2 represents the right to purchase 1,333,333 shares of Common Stock of the Company, at an exercise price of $1.50 per share. Warrant No. W-2 will expire on October 9, 2009. Warrant No. W-2 is exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Warrant No. W-2 is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of Warrant No. W-2 will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of Common Stock underlying the Warrant No. W-2 is declared effective, the Company will have the ability to call the Warrants at a price of $0.01 per warrant, upon thirty (30) days prior written notice to the holders of the warrants, if the closing price of the Common Stock exceeded $1.88 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by the Company.

The Investor Warrants provide that in no event shall the Holder be entitled to exercise a number of Investor Warrants (or portions thereof) in excess of the number of Investor Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Investor Warrants and the unexercised or unconverted portion of any other securities of the Issuer (subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the Investor Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the Investor Warrants may be waived by written agreement between the Holder and the Company; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

The Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which it agreed that within thirty (30) business days of the Closing Date (the “Filing Date”), the Company will file a registration statement with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) covering the resale of (i) the shares of Common Stock purchased in the First Offering (the “Purchased Shares”), (ii) the Common Stock issuable upon exercise of the Investor Warrants (collectively (i) and (ii), the “Registrable Securities”). Further, the Company agreed to use its best efforts to (i) cause the Registration Statement to be declared effective within ninety (90) calendar days from the Filing Date, or, if reviewed by the Commission, within one hundred eighty (180) calendar days after the Filing Date, and (ii) keep the Registration Statement continuously effective until two (2) years after the Closing Date, subject to normal and customary blackout periods.

Pursuant to the Registration Rights Agreements, the Company will be required to pay liquidated damages (payable in cash in arrears at the end of each month during which a registration default occurs and is continuing) to the holders of the Purchased Shares, Investor Warrants, or the Common Stock issued upon exercise of the Investor Warrants (collectively, the “Securities”) if (i) the Company fails to file the Registration Statement within thirty (30) business days from the Closing Date, (ii) the Commission does not declare the Registration Statement effective within ninety (90) days of the Filing Date (or one hundred eighty (180) days in the event of a review by the Commission) (the “Effectiveness Date”), (iii) the Company fails to request acceleration of effectiveness within five (5) business days of a notice of no further review from the Commission, (iv) the Company fails to respond to the Commission within ten (10) business days of receipt by the Company of any comments on the Registration Statement, or (v) after it has been declared effective, the Registration Statement ceases to be effective or available or if the Company suspends the use of the prospectus forming a part of the Registration Statement (A) for more than thirty (30) days in any period of 365 consecutive days if the Company suspends in reliance on its ability to do so due to the existence of a development that, in the good faith discretion of its board of directors, makes it appropriate to so suspend or which renders the Company unable to comply with SEC requirements, or (B) for more than sixty (60) days in any period of 365 consecutive days for any reason. The liquidated damages will accumulate at the rate of one and one-half percent (1.5%) of the purchase price paid by the Investors for the Securities offered for each thirty (30) day period during which a registration default is continuing.

Notwithstanding anything to the contrary stated in the Registration Rights Agreements, the Company shall be entitled to limit the Registrable Securities to the extent necessary to avoid any issues arising from the recent interpretations by the SEC of Rule 415 of the Securities Act of 1933, as amended.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

The Second Offering

On October 9, 2007, the Company sold to certain accredited investors (the “Initial Purchasers”) 2,061,227 units of securities of the Company, consisting of (i) 2,061,227 shares of Common Stock, (ii) three-year warrants to purchase 412,245 additional shares of Common Stock, at an exercise price of $2.04 per share (the “Class A Warrants”), and (iii) two-year warrants to purchase 2,061,227 additional shares of Common Stock, at an exercise price of $3.26 per share (the “Class B Warrants”) for an aggregate purchase price of $3,359,800.

On October 19, 2007, the Company sold to certain additional accredited investors (the “Additional Purchasers”) 2,846,746 units of securities of the Company, consisting of (i) 2,846,746 shares of Common Stock, (ii) 569,346 additional Class A Warrants, and (iii) 2,846,746 additional Class B Warrants, for an aggregate purchase price of $4,640,200.

The Class A Warrants represent the right to purchase an aggregate of 981,591 shares of Common Stock of the Company, at an exercise price of $2.04 per share. The Class A Warrants will expire on the three-year anniversary of their date of issuance. The Class A Warrants will be exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Class A Warrants is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of the Class A Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events.

The Class B Warrants represent the right to purchase an aggregate of 4,907,973 shares of Common Stock of the Company, at an exercise price of $3.26 per share. The Class B Warrants will expire on the two-year anniversary of their date of issuance. The Class B Warrants will be exercisable for cash only, provided a registration statement covering the shares of Common Stock underlying the Class B Warrants is effective. The number of shares of the Company’s Common Stock to be deliverable upon exercise of the Class B Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, rights or warrants issues, dividend distributions, stock dividends, bonus issues, asset distributions, and other standard dilutive events. At anytime one year following the date a registration statement covering the shares of Common Stock underlying the Class B Warrants is declared effective, the Company will have the ability to call the Class B Warrants at a price of $0.01 per Class B Warrant, upon thirty (30) days prior written notice to the holders of the Class B Warrants, if the closing price of the Common Stock exceeded $4.08 for each of the ten (10) consecutive trading days immediately preceding the date that the call notice is given by the Company.

The Class A Warrants and Class B Warrants (collectively, the “A and B Warrants”) provide that in no event shall the Holder be entitled to exercise a number of A and B Warrants (or portions thereof) in excess of the number of A and B Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised A and B Warrants and the unexercised or unconverted portion of any other securities of the Issuer (subject to a limitation on conversion or exercise analogous to the limitation contained herein) and (ii) the number of shares of Common Stock issuable upon exercise of the A and B Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence. Notwithstanding anything to the contrary contained herein, the limitation on exercise of the A and B Warrants may be waived by written agreement between the Holder and the Company; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

The Company entered into Registration Rights Agreements with the Initial Purchasers and Additional Purchasers, granting them registration rights similar to those granted to the Investor, as further described above.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Item 27. Exhibits

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description
2.1
Agreement and Plan of Merger and Reorganization, dated October 9, 2007, by and among the Company, AIDH Acquisition, Inc., Tryant LLC and American International Dairy Holding Co., Inc. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

2.2
Articles of Merger, dated October 9, 2007, of AIDH Acquisition, Inc. with and into American International Dairy Holding Co., Inc. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

3.1	Bylaws - Incorporated by reference from our Registration Statement on Form 10-SB filed August 10, 2006

3.2	Articles of Incorporation - Incorporated by reference from our Registration Statement on Form 10-SB filed August 10, 2006

3.3	Certificate of Amendment to Articles of Incorporation of the Company, dated October 9, 2007 - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

4.1	Warrant No. W-1 - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

4.2	Warrant No. W-2 - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

4.3	Form of Class A Warrant - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

4.4	Form of Class B Warrant - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

5.1	Opinion of Hodgson Russ LLP - To be filed by amendment

10.1	Form of Securities Purchase Agreement for $1,000,000 Unit Offering - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.2	Form of Securities Purchase Agreement for Minimum $3,000,000, Maximum $8,000,000 Unit Offering - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.3	Form of Registration Rights Agreement - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.4
Share Repurchase Agreement, dated October 9, 2007, by and between the Company and Grand Orient Fortune Investment Ltd. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.5
Put/Call Agreement, dated October 9, 2007, by and between the Company and Grand Orient Fortune Investment Ltd. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.6
Put/Call Agreement, dated October 9, 2007, by and between the Company and Grand Orient Fortune Investment Ltd. - Incorporated by reference from our Current Report on Form 8-K, filed on October 15, 2007

10.7	Lease for manufacturing facility - To be filed by amendment

16.1	Letter from Mantyla McReynolds, LLC, dated November 19, 2007 - Incorporated by reference from Amendment No. 2 to our Current Report on Form 8-K/A, filed on November 19, 2007

16.2	Letter from Murrell, Hall, McIntosh & Co., PLLP, dated January 29, 2008 - Incorporated by reference from our Current Report on Form 8-K, filed on January 30, 2008

21.1	List of Subsidiaries - Incorporated by reference from Amendment No. 1 to our Current Report on Form 8-K/A, filed October 25, 2007

23.1	Consent of Murrell, Hall, McIntosh & Co., PLLP - Filed herewith

23.2	Consent of Hodgson Russ LLP - To be filed by amendment

Item 28. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaw, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2)  For the purpose of determining liability under the Securities Act, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

(3)  It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)  For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(5)  For determining any liability under the Securities Act, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Reston, State of Virginia, on February 12, 2008.

EMERALD DAIRY INC.

By:	/s/ Yang Yong Shan
Yang Yong Shan President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each director and officer whose signature appears below constitutes and appoints Yang Yong Shan, as such person's true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for such person in name, place and stead, to sign in any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2, in any and all capacities, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents, and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Yang Yong Shan	Chairman, Chief Executive Officer	February 12, 2008
Yang Yong Shan	and President
/s/ Shu Kaneko	Chief Financial Officer and	February 12, 2008
Shu Kaneko	Secretary
	Vice President of Sales and Director	Febraury __, 2008
Niu Wan Chen
/s/ Qin Si Bo	Vice President of Production and	February 12, 2008
Qin Si Bo	Director
	Vice President of Operation and	February __, 2008
Yuan Yong Wei	Director